UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 19, 2020

Dear Shareholder:

You are cordially invited to attend our 2020 Annual Meeting of Shareholders.

We will hold the Annual Meeting at our offices located at 2700 N. Military Trail, Suite 410, Boca Raton, Florida 33431, on Wednesday, April 22, 2020, at 8:00 a.m., Eastern time. At the meeting we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of three directors, ratify the selection of Grant Thornton LLP as our independent registered public accounting firm, and cast an advisory vote to approve the Company’s executive compensation, as well as to transact such other business as may properly come before the meeting. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important no matter how many or how few shares you own. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

Admission tickets are printed on the proxy card accompanying this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring a copy of a brokerage statement showing your ownership as of the March 2, 2020 record date.

If you cannot attend the meeting in person, we invite you to listen to the meeting via a live audio webcast by going to the investor relations page of our website at http://investors.orbcomm.com/presentations. Please note that you will not be able to vote your shares via the webcast.

Please monitor the investor relations page of our website at http://investors.orbcomm.com for updated information about the annual meeting, including any alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication.

We are providing you the Proxy Statement for our 2020 Annual Meeting of Shareholders and our 2019 Annual Report on Form 10-K. You may also access these materials via the Internet at www.edocumentview.com/orbc. I hope you find them interesting and useful in understanding our company.

Sincerely yours,

Jerome B. Eisenberg
Chairman of the Board

ORBCOMM Inc.

395 West Passaic Street, Third Floor

Rochelle Park, New Jersey 07662

Notice of 2020 Annual Meeting of Shareholders

To the Shareholders of ORBCOMM Inc.:

The 2020 Annual Meeting of Shareholders of ORBCOMM Inc. will be held at our offices located at 2700 N. Military Trail, Suite 410, Boca Raton, Florida 3343, on Wednesday, April 22, 2020, at 8:00 a.m., Eastern time, for the following purposes:

(a) to elect three members to our board of directors with terms expiring at the Annual Meeting in 2023;

(b) to ratify the appointment by the Audit Committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020; and

(c) to cast an advisory vote to approve the Company’s executive compensation.

Only shareholders of record at the close of business on March 2, 2020 will be entitled to notice of, and to vote at, the 2020 Annual Meeting and any postponements, adjournments or delays thereof. A list of such shareholders will be available for inspection by any shareholder at the 2020 Annual Meeting and at the offices of the Company at 395 West Passaic Street, Third Floor, Rochelle Park, New Jersey 07662, for at least ten (10) days prior to the 2020 Annual Meeting.

Shareholders are requested to submit a proxy for voting at the 2020 Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card in the enclosed postage-paid envelope as promptly as possible. Submitting your vote via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the 2020 Annual Meeting.

A live audio webcast of the 2020 Annual Meeting will be available on our website at http://investors.orbcomm.com/presentations, starting at 8:00 a.m. Eastern time, on April 22, 2020. You will not be able to vote your shares via the webcast.

Please monitor the investor relations page of our website at http://investors.orbcomm.com for updated information about the 2020 Annual Meeting, including any alternative arrangements for the 2020 Annual Meeting, which may include holding the meeting solely by means of remote communication. If you are planning to attend the 2020 Annual Meeting in person, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares via the Internet, by telephone or by returning a proxy card prior to the 2020 Annual Meeting whether or not you plan to attend the Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun
Secretary

March 19, 2020

ORBCOMM Inc.

Proxy Statement for the 2020 Annual Meeting

i

ORBCOMM Inc.

Proxy Statement

2020 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of ORBCOMM Inc. for use in voting at the 2020 Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 22, 2020, and any postponements, adjournments or delays thereof (the “Annual Meeting” or the “2020 Annual Meeting”), for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet (www.edocumentview.com/orbc) on or about March 19, 2020. We will refer to our company in this proxy statement as “we”, “us”, the “Company” or “ORBCOMM”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

What am I Voting On at the Annual Meeting?

You will be voting on the following:

•	The election of three members of our board of directors;

•	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	An advisory vote to approve the Company’s executive compensation.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of the Company’s common stock and Series A convertible preferred stock at the close of business on March 2, 2020, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On March 2, 2020, the record date for the Annual Meeting, there were 78,345,264 shares of our common stock and 40,624 shares of our Series A convertible preferred stock outstanding and entitled to vote.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares through a broker, bank or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting. If you want directions to the Annual Meeting, they can be obtained by contacting Robin Zimmer at (703) 433-6304.

If you cannot attend the meeting in person, we invite you to listen to the meeting via a live audio webcast by going to the investor relations page of our website at http://investors.orbcomm.com/presentations. Please note that you will not be able to vote your shares via the webcast. Please use the voting methods described under “How Do I Vote My Shares?”.

Please monitor the investor relations page of our website at http://investors.orbcomm.com for updated information about the 2020 Annual Meeting, including any alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. If you are planning to attend the Annual Meeting in person, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares via the Internet, by telephone or by returning a proxy card prior to the Annual Meeting whether or not you plan to attend the Annual Meeting.

How Do I Vote My Shares?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares right away. Voting now will not affect your right to attend or your ability to vote at the Annual Meeting.

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

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By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

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By Internet or telephone.    Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

By Internet or telephone.    Street name holders may vote on the Internet at www.envisionreports.com/orbc and following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•

In person at the meeting.    Contact the broker or other nominee who holds your shares to obtain a “legal” proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy from your broker. You will also need to sign a ballot in order to have your vote counted.

If you hold your shares of common stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of common stock.

How Will My Proxy Be Voted?

If you use the telephone or Internet voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors: “FOR” the election of the nominees for directors set forth herein, “FOR” ratification of the appointment of the independent registered public accounting firm, and “FOR” approval of executive compensation. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (that is, your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), or the advisory vote to approve executive compensation (Proposal 3), but may vote your shares in its discretion with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal 2). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company so long as it is received prior to the Annual Meeting;

•	casting a later vote using the telephone or Internet voting procedures;

•	submitting a properly signed proxy card with a later date so long as it is received prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

How Many Votes are Needed to Approve a Proposal?

Election of Directors (Proposal 1). Directors are elected by a plurality of votes cast. This means that the three nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and Series A convertible preferred stock entitled to vote at the meeting, a quorum being present, will become directors.

Selection of our Independent Registered Public Accounting Firm (Proposal 2); Advisory Vote to Approve Executive Compensation (Proposal 3). An affirmative vote of the holders of a majority of the voting power of our common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote on the matter, a quorum being present, is necessary to (1) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm and (2) approve our executive compensation.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the votes represented by shares of our common stock and Series A convertible preferred stock, considered together as a single class, outstanding on the record date is required for a quorum. As of March 2, 2020, there were 78,412,948 votes represented by outstanding shares of our common stock and Series A convertible preferred stock.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approving Proposals 2 and 3. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a matter will be counted for purposes of determining whether a quorum is present at the meeting. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect on the election of directors, but has the same legal effect as a vote “against” Proposals 2 and 3. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect on the election of directors or on Proposal 2 or 3.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2020.

The proxy statement and annual report to stockholders are available at: www.edocumentview.com/orbc.

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Restated Certificate of Incorporation provides that the board of directors will consist of three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election.

There are currently seven directors who are divided among the three classes of directors as follows: two Class I directors, three Class II directors and two Class III directors. The terms of the three directors in Class II expire at the 2020 Annual Meeting. The board has designated Marc Eisenberg, Timothy Kelleher and John Major, upon the recommendation of the Nominating and Corporate Governance Committee, as nominees for election as directors at the 2020 Annual Meeting with terms expiring at the 2023 Annual Meeting of Shareholders.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the three nominees specified in “Class II — Nominees for Election as Directors with Terms Expiring in 2023” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee as selected by the board of directors, and the Company will provide shareholders with the required biographical information of such substitute nominee in advance of the meeting.

A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” do not have the authority to vote on the election of directors when they do not receive instructions from beneficial owners. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

For each director nominee and each continuing director, we have stated the nominee’s or continuing director’s name, age and principal occupation; his or her position, if any, with the Company; his or her period of service as a director of the Company; his or her business experience for at least the past five years; other directorships held; and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director of the Company. Each nominee for director has consented to being named in this proxy statement and to serve as a director if elected.

Class II — Nominees for Election as Directors With Terms Expiring at the 2023 Annual Meeting

Marc J. Eisenberg	Director Since March 2008	Age 53

Mr. Eisenberg is our Chief Executive Officer, a position he has held since March 2008. He served as our Chief Operating Officer from February 2007 to March 2008. From June 2006 to February 2007, he was our Chief Marketing Officer and from March 2002 to June 2006, he was our Executive Vice President, Sales and Marketing. He was a member of the board of directors of ORBCOMM Holdings LLC from May 2002 until February 2004. Prior to joining ORBCOMM, from 1999 to 2001, Mr. Eisenberg was a Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel. From 1984 to 1999, he held various positions, most recently as the Senior Vice President of Sales and Operations with the consumer electronics company The Wiz, where he oversaw sales and operations and was responsible for over 2,000 employees and $1 billion a year in sales. Mr. Eisenberg is the son of Jerome B. Eisenberg. Mr. Eisenberg’s significant and meaningful knowledge of our Company, in-depth knowledge of our global operations and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Timothy Kelleher	Director Since March 2008	Age 57

Mr. Kelleher has been a member of our board of directors since March 2008 and previously served as a member of our board of directors from December 2005 to June 2007. He is a Managing Partner of KMCP Advisors II LLC (formerly PCG Capital Partners Advisors II LLC) (investment management), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate Group, which he joined in 2002. He is also a Managing Partner of Silver Canyon Group, LLC. Prior to joining Pacific Corporate Group, Mr. Kelleher was a Partner and Senior Vice President at Desai Capital Management Incorporated from 1992 to 2002 and held positions at Entrecanales, Inc., L.F. Rothschild & Co. Incorporated and Arthur Young & Co. Mr. Kelleher’s significant financial expertise, extensive board level experience helping growth companies achieve their full potential and success dealing with complex business and financial issues and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

John Major	Director Since April 2007	Age 74

Mr. Major joined our board of directors in April 2007. He is the founder and President of MTSG (a strategic consulting and investment business). From April 2004 to October 2006, Mr. Major also served as Chief Executive Officer of Apacheta Corporation, a privately held mobile, wireless software company. From August 2000 until January 2003, Mr. Major also held Chief Executive Officer positions at Novatel Wireless, Inc., a wireless data access solutions company, and Wireless Knowledge, a joint venture of Qualcomm Inc. and Microsoft Corp., positions he attained after nearly 20 years of wireless experience at industry-leading companies, including Qualcomm and Motorola. Mr. Major is a past Chairman of the Board of Directors of Broadcom Corporation and currently a director at Lattice Semiconductor, Lennox International, Inc. and Littelfuse, Inc. Mr. Major’s senior leadership positions at a number of companies, strong operational expertise, strong background in the technology sector and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class III — Continuing Directors With Terms Expiring at the 2021 Annual Meeting

Jerome B. Eisenberg	Director Since February 2004	Age 80

Mr. Eisenberg has been our non-executive Chairman of the Board since March 2008. He served as our Chairman and Chief Executive Officer from January 2006 to March 2008 and our Chief Executive Officer and President from December 2004 to January 2006. Prior to that, Mr. Eisenberg held a number of positions with ORBCOMM Inc. and with ORBCOMM LLC, including Co-Chief Executive Officer of ORBCOMM Inc. Mr. Eisenberg has worked in the satellite industry since 1993 when he helped found Satcom International Group plc. From 1987 to 1992, he was President and CEO of British American Properties, an investment company funded by European and American investors that acquired and managed various real estate and industrial facilities in various parts of the U.S. Prior thereto, Mr. Eisenberg was a partner in the law firm of Eisenberg, Honig & Folger; CEO and President of Helenwood Manufacturing Corporation (presently known as Tennier Industries), a manufacturer of equipment for the U.S. Department of Defense; and Assistant Corporate Counsel for the City of New York. Mr. Eisenberg is the father of Marc Eisenberg, a member of the board of directors and our Chief Executive Officer. Mr. Eisenberg was a director of GelTech Solutions, Inc. from 2010 to 2013. Mr. Eisenberg’s significant and meaningful knowledge of our company (as former senior management of the Company), significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Marco Fuchs	Director Since February 2004	Age 57

Mr. Fuchs has been a member of the board of directors of ORBCOMM LLC since 2001 and of ORBCOMM Holdings LLC from 2001 to February 2004. Mr. Fuchs is currently the Chief Executive Officer and Chairman of the Managing Board of OHB SE (technology and space), positions he has held since 2000. From 1995 to 2000, Mr. Fuchs worked at OHB System AG, first as a Prokurist (authorized signatory) and then as Managing Director. Prior to that, he worked as a lawyer from 1992 to 1994 for Jones, Day, Reavis & Pogue in New York, and from 1994 to 1995 in Frankfurt am Main. Mr. Fuchs’ significant business and operating experience with satellite companies, significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class I — Continuing Directors With Terms Expiring at the 2022 Annual Meeting

Karen Gould	Director Since June 2018	Age 55

Karen Gould was elected to the ORBCOMM Board of Directors in June 2018. Ms. Gould has served as Executive Vice President and Chief Financial Officer of The Turner Construction Company (construction engineering) in New York since 2017 and as Senior Vice President and Chief Financial Officer from 2011 to 2017. She also presently serves on the Board of Directors and as Audit Committee Chair of Clark Builders, a subsidiary of Turner Construction operating in Canada. Previously, Ms. Gould held various senior executive positions in the telecommunications industry, including at Bell Canada, AT&T, Centerpost Corporation, and Ameritech Corporation, and was also a founding principal of several start-ups. Prior to that, she served as an investment banker at Kidder, Peabody & Company where she focused on serving technology and other high-growth companies and at Arthur Andersen LLP. Ms. Gould’s significant financial expertise, broad understanding of financial issues, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting her to serve as a director.

Denise Gibson	Director Since October 2018	Age 60

Denise Gibson was elected to the ORBCOMM Board of Directors commencing in October 2018. Ms. Gibson has served as Co-Founder and Chairman of Ice Mobility, a national distributor of wireless products and provider of supply chain solutions, since 2014. She also presently serves on the Board of Directors for VOXX International Corporation and Orica Ltd. From 2001 to 2011, Ms. Gibson was the Founder and Chief Executive Officer of Brightstar US, a leading marketing, channel sales and integrated supply chain services company for the global wireless industry. Prior to that, Ms. Gibson spent 17 years with Motorola, Inc., where she held several executive management positions, including Vice President and Director of North American Consumer Technical Solutions and Vice President and General Manager for U.S. Markets in the Personal Communications Sector. Ms. Gibson’s senior leadership positions and operating experience in the global wireless industry, high level managerial experience, significant financial expertise, broad understanding of financial issues, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting her to serve as a director.

The board of directors recommends that you vote “FOR” the election as directors of the three Class II director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, composed of at least three members each.

The functions of each of our board committees are described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance”. The committee charters are also available in print to any shareholder upon request. The board of directors held six meetings during fiscal year 2019. All current directors attended at least 75% of the aggregate meetings of the board and committees on which they served. Directors are expected to attend the Annual Meeting. All of our directors then in office attended the 2019 Annual Meeting.

The board has reviewed the independence of its members considering the independence criteria of The Nasdaq Stock Market, or Nasdaq, and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company. Based on this review, the board has determined that none of the current directors, other than Jerome B. Eisenberg (a former executive officer of the Company) and Marc J. Eisenberg (an executive officer of the Company), has a material relationship with the Company and each of Marco Fuchs, Denise Gibson, Karen Gould, Timothy Kelleher and John Major meets the independence requirements of Nasdaq.

The independent directors meet in executive session without the presence of any executive officer or member of management at least twice a year in conjunction with regular meetings of the board. A director designated by the independent directors will chair the session. The independent directors generally designate the chair of one of the board committees as chair, depending upon whether the principal items to be considered at the session are within the scope of the applicable committee.

Board Leadership Structure.    The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board or whether the Chairman should be a member of management or a non-management director, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. As the former Chief Executive Officer, Jerome Eisenberg has extensive knowledge of the Company and its business and industry that are an invaluable resource for the board. Although Jerome Eisenberg is not an independent director due to his continued employment in a non-executive capacity and his being the father of Marc Eisenberg, our Chief Executive Officer, the board believes that this leadership structure is in the best interests of the Company’s shareholders at this time.

Audit Committee.    The Audit Committee, among other things:

•	reviews and oversees the integrity of our financial statements and internal controls;

•	reviews the qualifications of and recommends to the board of directors the selection of, our independent auditor, subject to ratification by our shareholders, and reviews and approves their fees;

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reviews and oversees the adequacy of our accounting and financial reporting processes, including our system of internal controls and disclosure controls, and recommendations of the independent auditor with respect to our systems; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Our Audit Committee consists of Karen Gould, Denise Gibson and Timothy Kelleher since March 1, 2019 and includes John Major since April 2019. Each current member of our Audit Committee meets the independence and financial literacy requirements of Nasdaq, the SEC and applicable law. All members of our Audit Committee are able to read and understand fundamental financial statements. The board of directors has determined that Karen Gould is an “audit committee financial expert” as defined by the SEC rules. Karen Gould serves as chair of our Audit Committee. The Audit Committee met nine times during the 2019 fiscal year.

Compensation Committee.    The Compensation Committee, among other things:

•

reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines and approves the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determines the base and incentive compensation of other senior executives and the terms of employment of senior executives, including the Chief Executive Officer;

•	reviews, administers, monitors and recommends to the board of directors all executive compensation plans and programs, including incentive compensation and equity-based plans; and

•	evaluates and makes recommendations regarding the compensation of non-employee directors and administration of non-employee director compensation plans or programs.

Our Compensation Committee consists of Denise Gibson, Timothy Kelleher, and John Major since March 1, 2019. Each current member of our Compensation Committee meets the independence requirement of Nasdaq and applicable law. Timothy Kelleher currently serves as chair of our Compensation Committee, while during 2019 John Major served as chair. The Compensation Committee met four times during the 2019 fiscal year.

For a description of the role of our executive officers on determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis — Role of Executives and Others in Establishing Compensation”.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, among other things:

•	oversees our corporate governance policies, practices and programs;

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reviews the Company’s policies, practices and programs with respect to its relationships and communications with institutional investors, including proxy advisory services, and other interested parties;

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reviews and recommends to the board of directors the size and composition of the board, the qualification and independence of the directors and the recruitment, selection and evaluation of individuals to serve as directors;

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reviews and recommends to the board of directors the organization and operation of the board of directors, including the nature, size and composition of committees of the board, the designation of committee chairs, the designation of a Chairman of the Board or similar position and the distribution of information to the board and its committees;

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coordinates an annual self-assessment by the board of its operations and performance and the operations and performance of the committees and prepares an assessment of the board’s performance for discussion with the board;

•	in coordination with the Compensation Committee, evaluates the performance of the Chief Executive Officer in light of corporate goals and objectives; and

•	develops and recommends to the board for approval of a succession plan for certain executive officers.

Our Nominating and Corporate Governance Committee consists of Marco Fuchs, Karen Gould and John Major since March 1, 2019. Each member of our Nominating and Corporate Governance Committee meets the independence requirement of Nasdaq and applicable law. John Major currently serves as chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during the 2019 fiscal year.

The Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the committee will initiate a search for qualified director candidates, seeking input from other directors, and senior executives, shareholders and, to the extent it deems appropriate, third-party search firms to identify potential candidates. The committee evaluates qualified candidates and makes its recommendation to the board, for the board’s consideration and approval. In making its recommendations to the board, the committee considers the selection criteria for director candidates set forth in our Board Membership Criteria, including the following:

•	each director candidate should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•

each director candidate should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	each director candidate should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	each director candidate should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

While the board does not have a formal policy with respect to diversity, it believes that it is essential that the directors represent the balanced, best interests of the shareholders as a whole, rather than special interest groups or constituencies, and takes into consideration in assessing the overall composition and needs of the board such factors as diversity of professional experience, skills and background, age, gender, international background and specialized expertise. The committee from time to time reviews with the board our Board Membership Criteria in the context of current board composition and the Company’s circumstances. In its most recent search for director candidates, the committee instructed its executive search firm that, among other candidate search criteria, gender, racial and ethnic diversity were important and would be given strong consideration, but not to the exclusion of other requirements. In 2018, the Board appointed two women to serve as directors, representing 28.5% of the board of directors.

Our Guidelines on Corporate Governance include a director age policy, pursuant to which any director who has achieved age 75 would be subject to an annual review by the committee with respect to such director’s continued service on the board, considering any factors or other information that is considered appropriate and relevant, including the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the board, the overall composition of the board and whether the director’s resignation from the board would be in the best interests of the Company and its shareholders. The board, upon the recommendation of the committee, will then decide whether or not to accept the director’s tendered resignation. Each nominee for director who has achieved age 75 or would achieve age 75 during his or her term if elected is required, upon his or her election, to submit a resignation conditional upon the board’s acceptance in connection with the annual review.

In February 2015, Jerome Eisenberg, after achieving age 75 and upon nomination for re-election to the board, tendered his resignation as a member of the board, conditional upon the board’s acceptance in connection with his annual review. The board declined to accept his resignation each year since 2016, and Mr. Eisenberg remains as a member of the board with a term expiring in 2021.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of ORBCOMM Inc. at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. Shareholders recommending candidates for consideration by the committee must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time of such recommendation. The committee will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our By-Laws establish a procedure with regard to shareholder proposals for the 2021 Annual Meeting, including nominations of persons for election to the board of directors, as described below under “Shareholder Proposals for Annual Meeting in 2021”.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers currently serves or served during 2019 as a director or member of the compensation committee of another entity with an executive officer who serves on our board of directors or our Compensation Committee. For a description of the members of our Compensation Committee, see “Board of Directors and Committees — Compensation Committee”.

Standards of Business Conduct.    The board of directors has adopted a Standards of Business Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Standards of Business Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed in accordance with applicable Nasdaq and SEC rules. A copy of our Standards of Business Conduct is available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance” or upon request, without charge, by contacting our Investor Relations Department by calling 703-433-6360.

Risk Oversight.    The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board has designated the Audit Committee to take the lead in overseeing risk management and pursuant to its charter, the Audit Committee reviews and discusses with management the steps management has taken to assess, monitor and control the Company’s strategic, operational, financial and compliance risks, including guidelines and policies to govern the process by which such risk assessment and risk management are undertaken; provided that the Audit Committee may complete all or a portion of such review and discussion with management together with the full board of directors. The entire board is regularly informed by the Audit Committee on these matters. Notwithstanding the Audit Committee’s primary risk oversight role, the entire board is actively involved in the oversight of the operational risks with respect to the Company’s satellite constellation and receives regular presentations from management regarding these matters.

Oversight of Sustainability, Environmental and Corporate Social Responsibility Matters.    The board of directors is responsible for monitoring our sustainability, environmental and corporate social responsibility activities, including the implementation of the following policies:

•	Global Diversity & Inclusion Policy

•	Global Violence & Harassment Policy

•	Environmental Sustainability Policy

•	Freedom of Association Policy

Communications to the Board.    Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified committee at the following address:

ORBCOMM Inc.

c/o Corporate Secretary

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

During fiscal year 2019, the following independent directors: Denise Gibson, Karen Gould, Timothy Kelleher and John Major, each received an annual retainer of $45,000. In addition to the annual retainer, the chair of the Audit Committee received $20,000 annually, while the other Audit Committee members each received $6,000 annually. The chair of the Nominating and Corporate Governance Committee received $10,000 annually, while the other Nominating and Corporate Governance Committee members each received $3,000 annually. The chair of the Compensation Committee received $12,000 annually, while the other Compensation Committee members each received $5,000 annually.

Jerome Eisenberg receives an annual retainer of $50,000 but does not receive any committee fees. Neither Marco Fuchs nor Marc Eisenberg received any retainer or committee fees for their service on the board of directors in 2019. All directors are reimbursed for reasonable expenses incurred to attend meetings of the board of directors.

Annually, on or about January 2, we granted an award of time-based RSUs with a value of $100,000 (based on the closing price of our common stock on the date of grant) to certain of our directors, which vest on January 1 of the following year. On January 2, 2020, we granted an award of 24,449 time-based RSUs with a value of $100,000 (based on the closing price of our common stock of $4.09 per share on January 2, 2020) to each of Messrs. Jerome Eisenberg, Fuchs, Kelleher and Major, and Mses. Gibson and Gould. These RSUs will vest on January 1, 2021.

Under the terms of our directors’ deferred compensation plan, a non-employee director may elect to defer all or part of the cash payment of director retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the U.S. Treasury Department. In addition, a non-employee director may elect to defer the vesting and payment of any RSU awards to a later date in lieu of the one-year vesting described above.

Director Compensation for Fiscal Year 2019

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
	($)		($)	($)		($)

Jerome Eisenberg	105,000	(2)	100,000	1,830	(3)	206,830

Denise Gibson	56,000	(4)	100,000	—		156,000

Karen Gould	60,918	(4)	100,000	—		160,918

John Major	66,832		100,000	—		166,832

Timothy Kelleher	56,000		100,000	—		156,000

Marco Fuchs	—		—	—		—

Didier Delepine	33,959		100,000	—		133,959

Gary Ritondaro	33,125		100,000	—		133,125

(1)

The amounts shown in the “Stock Awards” column represent the full grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of assumptions used to calculate the grant date fair value of the RSU awards shown in the table, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	The amount includes an annual base salary of $55,000 as the non-executive Chairman of the Board.

(3)	The amount represents payment for life insurance premiums of $180 and $1,650 for 401(k) matching contributions.

Alignment with Stockholder Interests

As described above, a substantial portion of director compensation is equity-based and therefore tied to the Company’s stock performance. To further the direct correlation of directors’ and our stockholders’ economic interests, the board has adopted stock ownership guidelines for our non-employee directors. Each non-employee director is required to hold common stock (which includes restricted share units) with a market value equal to at least four times the director’s annual cash retainer (currently $180,000) provided that for newly appointed directors, the expectation is that this guideline would be achieved within three years of his or her initial election to the board.

CORPORATE SOCIAL RESPONSIBILITY

Our strength is derived from our commitment to our employees and customers, and the dedication of our employees to the success of the Company. At the core of this commitment is the idea that ORBCOMM “thinks globally but acts locally.” We do this by putting our employees and customers first, by acting ethically and doing what’s right, not what’s convenient. We focus, not just on our bottom line, but what is best “globally” and then “acting locally.” ORBCOMM’s focus on these issues is regularly communicated to employees, such as by our CEO during quarterly “all hands” meetings with employees across the globe. Additional details about ORBCOMM’s Corporate Social Responsibility commitment can be found at https://www.orbcomm.com/en/company-investors/corporate-social-responsibility.

Ethical Conduct

ORBCOMM’s Standards of Business Conduct defines how we conduct business by providing guidance on behaviors we encourage and specifically defining prohibited actions. For example, corrupt activities such as bribery is strictly prohibited while reporting is encouraged through our anonymous third-party reporting system. All employees receive training when they start and then, annually. All employees also certify annually to comply with the ORBCOMM Standards of Business Conduct.

Social Justice

The vendors and suppliers with whom we do business should reflect ORBCOMM’s ideals and ESG goals. In 2019, ORBCOMM developed its Vendor Code of Conduct which defines these goals and imposes them on third parties with whom we conduct business agree to and abide by the Code of Conduct. The Code of Conduct defines ORBCOMM’s expectations as to how our partners conduct themselves and requires, among other things, that they permit their employees the freedom of association, provide safe working environments for their employees, prohibit child labor, and pay their workers fairly.

Workplace Policies

Our employees are our most important asset and we seek to foster an environment where these talented people can work together to support ORBCOMM’s business and our future growth. To that end, we have implemented a number of workplace policies, which can be found at https://www.orbcomm.com/en/company-investors/corporate-social-responsibility/workplace-policies

Diversity.    With employees spanning 18 countries around the world, we endeavor to build a diverse workforce to better support our global customer base. We recruit our employees based on their individual skills, qualifications and experience, treating them with respect and dignity. We believe we have the most talented and dedicated employees in the industrial IoT space, and that strength comes from leveraging the broad expertise and unique perspectives of people from different communities, backgrounds and cultures. Our corporate culture encourages a collaborative and inclusive environment based on camaraderie, teamwork and mutual respect where everyone has a voice, and everyone can make an impact in contributing to ORBCOMM’s success.

Freedom of Association.    Freedom of association is a basic right that ensures that people are free to organize, form and participate in groups, either formally or informally. ORBCOMM equally supports the rights of our employees not to be forced to join any group or organization.

Forced Labor.    As our best asset, our employees are with us by choice. ORBCOMM believes that no one should be coerced into working with us, whether through threat of violence or intimidation. Forced labor is a violation of human rights and is counter to ORBCOMM’s ethical standards. In addition, ORBCOMM does not recruit or hire children and condemns the use of and exploitation of children in labor.

Harassment-Free Workplace.    We are committed to providing a fair and harassment-free working environment. We have the trust of our employees because ORBCOMM provides a safe and secure workplace where behaviors adverse to that are not permitted.

Whistleblower Policy.    Honesty and integrity are integral to ORBCOMM’s ability to successfully manage and operate our business. We look to our employees to participate in upholding those ideals, by informing management of situations which they believe in good faith violate finance-related laws, rules, and regulations, as well as ORBCOMM’s policies relating to accounting and auditing matters. In order to encourage employees to actively participate in maintaining these ideals ORBCOMM provides a safe method for the good faith reporting of questionable activity. The policy provides several mechanisms for employees to make reports, including directly or anonymously contacting ORBCOMM’s General Counsel or the Board of Directors or by anonymously reporting either by telephone or through a web-based hotline located at http://orbcomm.ethicspoint.com. Employees are protected from retaliation for making good faith reports by the whistleblower policy. ORBCOMM is committed to fairly investigating any allegations made under the whistleblower policy and taking whatever corrective action are determined to be necessary as a result of such an investigation.

Sustainability

As part of our sustainable business model, environmental responsibility is a key focus for ORBCOMM. We incorporate environmentally sound business practices and an efficient use of materials across our technological innovation and manufacturing operations and foster environmental awareness among our employees, customers, suppliers and other key stakeholders to help protect our planet. ORBCOMM’s commitment to environmental awareness is outlined in our Environmental Sustainability Policy, which can be found at https://www.orbcomm.com/PDF/social/environmental-sustainability-policy.pdf

Community

As part of our company-wide commitment to give back to the local communities where we have offices around the world, ORBCOMM supports a number of service organizations through volunteer work and collection-based donations. From serving dinner at the homeless shelter to organizing clothing drives, to filling backpacks with school supplies to raising money for the Breast Cancer Foundation and hospice, to supporting disaster relief efforts through the Red Cross, ORBCOMM employees are helping others in need to make our communities a better place.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements, compliance with legal and regulatory requirements and the qualifications, independence and performance of its independent registered public accounting firm.

Our roles and responsibilities are set forth in a written charter adopted by the board of directors, which is available on the Company’s website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance”. We review and reassess the charter annually, and more frequently as necessary, to address any changes in Nasdaq corporate governance and SEC rules regarding audit committees, and recommend any changes to the board of directors for approval.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Grant Thornton is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

We are responsible for overseeing the Company’s accounting and financial reporting processes. In fulfilling our responsibilities for the accounting and financial processes for fiscal year 2019, we:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and Grant Thornton;

•

reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2019 and Grant Thornton’s audit report on the effectiveness of internal control over financial reporting;

•	discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and correspondence from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence. We also discussed with Grant Thornton its independence.

For information on fees paid to Grant Thornton for 2019, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 2)”.

We reviewed and approved all audit and audit-related fees and services. In fulfilling our responsibilities, we met with Grant Thornton, with and without management present, to discuss the results of their audit, including critical audit matters, and the overall quality of the Company’s financial reporting and internal control environment. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that we determined appropriate.

Based on our review of the audited financial statements and discussions with, and the reports of, management and Grant Thornton, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

The Audit Committee has appointed Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020, subject to the ratification of shareholders.

Audit Committee

Karen Gould, Chair

Denise Gibson

Timothy Kelleher

John Major

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to us as of March 2, 2020, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of SARs) of each director, each nominee for director, each named executive officer, of such persons and other executive officers as a group and of beneficial owners of 5% or more of our common stock. The business address of the named executive officers and directors is c/o ORBCOMM Inc., 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. As of March 2, 2020, there were 78,345,264 outstanding shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held

Greater than 5% Stockholders

Adage Capital Partners, L.P.(2)	7,762,551	9.91%

Wellington Management Group LLP(3)	5,587,807	7.13%

BlackRock, Inc.(4)	5,567,223	7.11%

The Vanguard Group Inc.(5)	4,297,895	5.49%

Dimensional Fund Advisors LP(6)	4,171,367	5.32%

Named Executive Officers and Directors

Marc Eisenberg(7)	946,331	1.20%

Constantine Milcos(8)	73,397	*

John J. Stolte, Jr.(9)	299,427	*

Christian G. Le Brun(10)	293,950	*

Craig E. Malone(11)	139,875	*

Jerome B. Eisenberg(12)	989,338	1.26%

Marco Fuchs(13)	2,229,103	2.85%

Denise Gibson	14,066	*

Karen Gould	18,085	*

Timothy Kelleher	126,899	*

John Major	133,421	*

Michael W. Ford(14)	15,151	*

All executive officers and directors as a group (12 persons)	5,279,043	6.74%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.

(2)

Based on a Schedule 13G/A filed with the SEC by Adage Capital Partners, L.P. (“ACP”) on February 12, 2020, ACP, as a direct owner of common stock, Adage Capital Partners GP, L.L.C. (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Robert Atchinson and Phillip Gross, each as managing members of ACA, managing members of ACPGP, and general partners of ACP, may each be deemed the beneficial owner of shares held by ACP. ACP reported having shared voting power over 7,762,551 shares and shared dispositive power over 7,762,551 shares. The principal business address of each reporting persons is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(3)

Based on a Schedule 13G/A filed with the SEC by the Wellington Management Group LLP (“Wellington”) on January 27, 2020, Wellington, as parent holding company of investment advisers of managed portfolios, and Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP, in their capacity as investment advisers, may each be deemed the beneficial owner of shares held by such managed portfolios. Wellington reported having shared voting power over

5,178,768 shares and shared dispositive power over 5,587,807 shares. The principal business address of Wellington is 280 Congress Street, Boston, MA 02210.

(4)

Based on a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc., BlackRock, Inc. reported having sole voting power over 5,426,645 shares and sole dispositive power over 5,567,223 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Based on the Schedule 13G/A filed with the SEC by The Vanguard Group Inc. on February 12, 2020, The Vanguard Group Inc. reported having sole voting power over 136,974 shares, sole dispositive power over 4,132,521 shares, shared voting power over 34,200 shares and shared dispositive power over 165,374 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 131,174 shares of common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 40,000 shares of common stock of the Company as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Based on a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional, in its capacity as investment adviser to four registered investment companies and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively with the registered investment companies, the “Dimensional Funds”) and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may be deemed the beneficial owner of shares held by the Dimensional Funds. Dimensional reported having sole voting power over 3,962,838 shares and sole dispositive power over 4,171,367 shares. However, all the shares are owned by the Dimensional Funds and Dimensional disclaims beneficial ownership of the shares. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)	Includes 534,144 shares of common stock held by Marc Eisenberg. Also includes 412,187 shares of common stock underlying SARs that are currently exercisable.

(8)	Includes 61,197 shares of common stock held by Constantine Milcos. Also includes 12,200 shares of common stock underlying SARs that are currently exercisable.

(9)	Includes 132,332 shares of common stock held by John J. Stolte, Jr. Also includes 167,095 shares of common stock underlying SARs that are currently exercisable.

(10)	Includes 124,044 shares of common stock held by Christian G. Le Brun. Also includes 169,906 shares of common stock underlying SARs that are currently exercisable.

(11)	Includes 65,875 shares of common stock held by Craig E. Malone. Also includes 74,000 shares of common stock underlying SARs that are currently exercisable.

(12)

Includes 943,579 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 30,000 shares of common stock underlying SARs that are currently exercisable.

(13)

Includes 2,168,779 shares of common stock held by OHB SE, and 60,324 shares of common stock held by ORBCOMM Deutschland A.G. Mr. Fuchs is Chief Executive Officer of OHB SE which owns ORBCOMM Deutschland A.G. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB SE and ORBCOMM Deutschland A.G. OHB SE’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

(14)

Includes 6,864 shares of common stock reported owned by Michael W. Ford on his most recent Form 4 filing on March 11, 2019 and 8,287 shares of common stock issued upon the vesting of RSUs on January 2, 2020, and assumes that these shares continue to be held by Mr. Ford.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the following current executives whose compensation is reported in the Summary Compensation Table (our “Named Executive Officers”):

•	Marc Eisenberg, Chief Executive Officer and President;

•	Constantine Milcos, Executive Vice President and Chief Financial Officer;

•	John Stolte, Executive Vice President, Technology and Operations;

•	Christian Le Brun, Executive Vice President and General Counsel;

•	Craig Malone, Executive Vice President, Product Development. and

•	Michael Ford, Former Executive Vice President and Chief Financial Officer.

Compensation Committee

Our Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to oversight and determination of executive compensation and human resources matters, including the compensation of the Named Executive Officers. A description of the Compensation Committee’s composition, functions, duties and responsibilities is set forth in this proxy statement under “Board of Directors and Committees — Compensation Committee”.

The Compensation Committee’s roles and responsibilities are set forth in a written charter which is available on our website at http://investors.orbcomm.com/corporate-governance/documents-and-charters and is available in print to any shareholder upon request.

Introduction

We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute on our business plan. By providing for significant incentives for exceeding certain targets and our business plan, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of additional value for our stockholders over the long-term. We believe the general design of our compensation programs provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance.

Total Target Pay Mix.    The charts below show the allocation of 2019 target compensation among salary, annual cash bonus and equity-based incentives for (a) our Chief Executive Officer and (b) our other Named Executive Officers (averaged).

For purposes of determining the percentages shown above, it is assumed that:

•	each of the Named Executive Officers is employed by the Company for the full 2019 fiscal year;

•	the annual cash bonus is earned at target and the discretionary portion is paid in full;

•	the target number of restricted stock units awarded have a value equal to the market value of the common stock underlying the award on the date of grant; and

•

the market performance units (“MPUs”) are earned at the applicable target stock price level for each year in the three-year performance period 2019-2021. Only the MPUs relating to the 2019-2021 performance period are reflected in the charts above (MPUs granted in prior periods are not reflected in the charts above, although a portion of these awards may overlap with the MPUs relating to the 2019-2021 performance period and be earned in 2019 and later years). Since the various performance-based awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Philosophy and Objectives of Compensation Programs

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers of our business, such as growth in profitability and revenue. The short-term business and long-term strategic goals consist of the financial performance, as measured by metrics such as Adjusted EBITDA (as defined below), Service and Product Revenues and Cash Generation (as defined below), all of which are important drivers of stockholder value.

The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. To align the interests of our executives with those of our stockholders, we design our compensation packages provided to our executives, including our Named Executive Officers, to include both cash and stock-based compensation that reward performance as measured against performance goals that are expected to generate returns for our stockholders, but not for poor performance.

Compensation Committee Consideration of the Company’s 2019 Shareholder Advisory Vote on Executive Compensation

At our 2019 Annual Meeting of Stockholders, 86.2% of the shares voted on the matter approved our 2018 executive compensation. Based on this endorsement, as well as a review by our independent compensation consultant in July 2018 (described below), there were no significant changes made to any component of our 2019 executive compensation programs other than inclusion of the cash generation performance measure for the full 2019 fiscal year. The Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Use of Compensation Consultant

Since 2012, our Compensation Committee has regularly engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant for compensation decisions. Meridian was last engaged in 2018 and provided the Compensation Committee with the following services in 2018:

•	provided advice on the Company’s compensation peer group (listed below);

•	provided compensation data for similarly situated named executive officers from our new peer group;

•	reviewed the compensation arrangements for all of our Named Executive Officers and recommended certain salary increases for our Named Executive Officers;

•

reviewed and recommended certain modifications to the design of the change of control payments under the Named Executive Officers’ employment agreements and equity-based incentive compensation to reflect current market practices; and

•	reviewed and provided recommendations on the compensation program for our non-employee directors.

The Compensation Committee determined that Meridian is independent and that the provision of its services to the Compensation Committee did not create any conflicts of interest. The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. The Compensation Committee is responsible for assessing annually the consultant’s independence and whether there are any conflicts of interest. Other than providing services as directed by the Compensation Committee, Meridian did not provide any other services to the Company. Meridian communicated with members of the Compensation Committee, both with and without management present.

Market Assessment

Our Compensation Committee made compensation decisions based on external market data including the peer group information provided by Meridian in 2018, the experiences and knowledge of each member, historical pay levels for each executive, historical and/or anticipated future corporate and individual performance, and internal pay equity. The Compensation Committee believed that this comprehensive approach was appropriate for 2019 in order to allow us to maintain a reasonable and responsible cost structure.

In July 2018, Meridian delivered a report to the Compensation Committee that provided the base salary, annual incentive cash bonus opportunities and long-term equity-based incentive compensation for named executive officers employed in comparable positions by the peer companies selected for use in 2018 and that continued to be applicable for 2019. For Messrs. Stolte and Malone, whose positions had insufficient functional equivalents at peer companies, Meridian used market survey data.

Executive compensation was reviewed against the same 19-company peer group that was originally established in 2018 to reflect the increase in the Company’s size and provide a sampling of the market, using the following broad criteria given our company’s unique industry positioning:

Industry, scope of business operations, and organizational complexity: The peer group focuses principally on the following industry subcategories: communication equipment providers, internet software and services, aerospace and defense, alternative carriers and application software.

Organizational size: The peer group focuses on companies with 2017 12-month revenues of between approximately $117 million and $900 million (with a median peer group revenue of $255 million) and market capitalization of between approximately $146 million and $2.8 billion (with a median peer group market capitalization of $819 million).

Based on the foregoing criteria, Meridian and the Compensation Committee analyzed the following 19-company peer group:

Aerohive Networks, Inc.	Gogo Inc.

AeroVironment, Inc.	GTT Communications, Inc.

CalAmp Corp.	Iridium Communications Inc.

Comtech Telecommunications Corp.	Ituran Location and Control Ltd.

DASAN Zhone Solutions, Inc.	Kratos Defense & Security Solutions, Inc.

The Descartes Systems Group Inc.	KVH Industries Inc.

Digi International Inc.	Sierra Wireless, Inc.

ForeScout Technologies, Inc.	Spok Holdings, Inc.

Gilat Satellite Networks Ltd.	Telenav, Inc.

Globalstar, Inc.

Although our Compensation Committee does not target any specific benchmark against the compensation levels of the peer companies, the Compensation Committee considers compensation near the 50th percentile generally to be competitive. However, actual compensation may be above or below median to reflect company performance and each Named Executive Officer’s role relative to peers, as well as individual performance and potential. The Compensation Committee also considers the mix of elements and compensation strategies used by these peer companies as part of its comprehensive approach to establishing executive compensation.

Elements of Compensation

Base Salary

Base salaries are determined on an individual basis, are based on job responsibilities and individual contribution and are intended to provide our executives with current income. Base salaries for our Named Executive Officers are reviewed annually and may be adjusted to reflect any changes in job responsibilities and individual contribution, as well as competitive conditions in the market for executive talent.

Our Chief Executive Officer proposes new base salary amounts for the other Named Executive Officers to the Compensation Committee for approval based on following:

•	an evaluation of individual performance and expected future contributions;

•	a goal to ensure competitive compensation against the external market; and

•	comparison of the base salaries of the executive officers who report directly to our Chief Executive Officer to ensure internal equity.

In July 2018, based primarily on the results of Meridian’s analysis and its recommendations, competitive market considerations, job responsibilities and individual contribution, the Compensation Committee decided to raise the base salaries for Messrs. Eisenberg and Malone for the 2018 fiscal year to $525,000 and $280,000, respectively, effective August 1, 2018, which base salaries remained the same for the 2019 fiscal year. The base salaries of Messrs. Stolte and Le Brun for the 2019 fiscal year remained at the same levels established on August 1, 2016.

In April 2019, in connection with Mr. Milcos’s appointment as interim Chief Financial Officer, the Compensation Committee approved an increase in his annual base salary for fiscal 2019 from $263,651 to $280,000.

In September 2018, in connection with Mr. Ford’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee approved his annual base salary for fiscal 2018 of $310,000, which remained at the same level for fiscal 2019. In April 2019, Mr. Ford resigned his position with the Company.

The annual base salaries for the Named Executive Officers currently employed by the Company for the 2020 fiscal year are currently at the same levels as established for the 2019 fiscal year.

Annual Cash Bonus

Annual cash bonuses are designed to align employees’ goals with the Company’s financial objectives for the current year and to reward individual performance. These objectives include financial performance targets such as Adjusted EBITDA, Service Revenues, Product Revenues and Cash Generation. Our Compensation Committee defines Adjusted EBITDA as earnings attributable to ORBCOMM Inc., before interest income (expense), provision for income taxes, loss on extinguishment of debt and depreciation and amortization, adjusted for stock-based compensation expense, net income attributable to non-controlling interests, impairment charges, non-capitalized satellite launch and in-orbit insurance, acquisition-related and integration costs and other special items. Our Compensation Committee defines Cash Generation as, on a GAAP cash flow statement basis, the Company’s net change in cash for the relevant fiscal period, excluding any cash provided by financing activities, any cash used for the Company’s stock repurchases, any capital expenditures for subscription sales or leasing hardware by the Company, and any significant change in the accounts payable balance due to delayed vendor payments, as may be adjusted for any unbudgeted expenses approved by the Board of Directors or Compensation Committee. These performance measures were selected to align employees’ goals with key drivers of our business, such as growth in profitability, revenues and cash generation, all of which are important drivers of stockholder value. These performance measures are primarily objective criteria that can be readily measured and generally do not require subjective determinations. The annual cash bonus also includes discretionary amounts which may be paid based on completion of key projects and the Committee’s assessment of the executive’s performance. Each Named Executive Officer is eligible to receive a target annual cash bonus, payable in cash based on a percentage of his base salary as determined by the Compensation Committee each year, subject to achieving certain performance targets. For the 2019 fiscal year, the Compensation Committee set each Named Executive Officer’s target bonus opportunity (which is described in the table below) based on competitive market and internal pay equity considerations.

	2019 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target

Marc Eisenberg	100%	$525,000

Constantine Milcos(1)	75%	$157,500

John Stolte	50%	$137,500

Christian Le Brun	70%	$185,500

Craig Malone	60%	$170,828

Michael Ford(2)	75%	$232,500

(1)

On July 16, 2019, in connection with Mr. Milcos’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee approved Mr. Milcos’s participation in the annual cash bonus program with the same performance targets and allocations applicable to the other Named Executive Officers’ 2019 annual bonus opportunities. Mr. Milcos’s 2019 annual target bonus opportunity was set at 75% of his base salary, prorated for the period beginning April 1, 2019, the date he was appointed interim Chief Financial Officer. With respect to the period prior to April 1, 2019, Mr. Milcos participated in the annual cash bonus pool available to our employees generally, which is allocated by our Chief Executive Officer or his designee based on individual performance.

(2)	Upon Mr. Ford’s resignation on April 1, 2019, his 2019 annual cash bonus opportunity was forfeited.

On December 11, 2018, our Compensation Committee established 2019 financial performance targets for which annual bonuses would be paid to Messrs. Eisenberg, Stolte, Le Brun, Malone and Ford based on achieving those targets. On July 16, 2019, in connection with Mr. Milcos’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee established 2019 financial performance targets for which an annual cash bonus would be paid to Mr. Milcos based on achieving those targets, which would be the same performance targets applicable to the other Named Executive Officers’ 2019 annual bonus opportunities. Mr. Milcos’s 2019 annual cash bonus opportunity under this program was prorated for the period beginning April 1, 2019, the date on which he was appointed interim Chief Financial Officer. With respect to the period prior to April 1, 2019, Mr. Milcos participated in the annual cash bonus pool available to our employees generally, which is allocated by our Chief Executive Officer or his designee based on individual performance. Mr. Milcos was not paid any cash bonus under the annual cash bonus pool.

The 2019 financial performance targets for each of Messrs. Eisenberg, Milcos, Stolte, Le Brun, Malone and Ford, and the relative weighting of such performance targets as a percentage of their annual bonus opportunities are set forth in the following table:

2019 Performance targets	Marc Eisenberg	Constantine Milcos(1)	John Stolte	Christian Le Brun	Craig Malone	Michael Ford(2)

Fiscal 2019 Adjusted EBITDA	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%

Service Revenues	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%

Product Revenues	12.5%	12.5%	12,5%	12.5%	12.5%	12.5%

Cash Generation	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%

Discretionary	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)

On July 16, 2019, in connection with Mr. Milcos’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee approved Mr. Milcos’s participation in the annual cash bonus program with the same performance targets and allocations applicable to the other Named Executive Officers’ 2019 annual bonus opportunities. Mr. Milcos’s 2019 annual target bonus opportunity was set at 75% of his base salary, prorated for the period beginning April 1, 2019, the date he was appointed interim Chief Financial Officer. With respect to the period prior to April 1, 2019, Mr. Milcos participated in the annual cash bonus pool available to our employees generally, which is allocated by our Chief Executive Officer or his designee based on individual performance.

(2)	Upon Mr. Ford’s resignation on April 1, 2019, his 2019 annual cash bonus opportunity was forfeited.

For 2019, bonuses were not earned unless at least a threshold level of performance was achieved (i.e., 84% of target for Fiscal 2019 Adjusted EBITDA, 93% of target for Service Revenues, 86% of target for Product Revenues and over $20 million for Cash Generation). Achieving threshold performance for each of the Fiscal 2019 Adjusted EBITDA, Service Revenues and Product Revenues performance measures would result in payment of 50% of the award payable for such target performance for each of the Named Executive Officers. If the Cash Generation performance measure falls between the threshold amount and the target amount, the applicable vesting percentage will be interpolated on a straight-line basis between 0% and 100%.

For 2019, achieving maximum performance of the Fiscal 2019 Adjusted EBITDA performance measure (i.e., 116% of target for Fiscal 2019 Adjusted EBITDA) would result in payment of approximately 244% of the award payable for target performance for Messrs. Eisenberg, Milcos and Ford and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for these Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level. For Messrs. Eisenberg, Milcos and Ford, the sliding scale increases at a higher percentage rate than the sliding scale applicable to Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Service Revenues performance measure (i.e., 107% of target) and Product Revenue performance measure (i.e., 114% of target) would result in payment of 200% of the award payable for target performance for Messrs. Eisenberg, Milcos and Ford and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for these Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a linear sliding scale basis for Messrs. Eisenberg, Milcos and Ford and on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level for Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Cash Generation performance measure (i.e., 100% of target) would result in payment of 100% of the award payable for target performance for each Named Executive Officer. For performance between the threshold amount and target performance levels, the award payable would be calculated on a linear sliding scale basis between 0% and 100%. The following tables summarize the payouts at the threshold, target and maximum performance levels with respect to the Fiscal 2019 Adjusted EBITDA, Service Revenues, Product Revenues and Cash Generation performance measures for each of the Named Executive Officers:

Fiscal 2019 Adjusted EBITDA

	Threshold (84% of Target)	Target	Maximum (116% of Target)

Marc Eisenberg	$131,250	$262,500	$640,869

Constantine Milcos	$39,375	$78,750	$192,261

John Stolte	$34,375	$68,750	$120,244

Christian Le Brun	$46,375	$92,750	$162,220

Craig Malone	$42,700	$85,400	$149,365

Michael Ford(1)	$58,125	$116,250	$283,813

Service Revenues

	Threshold (93% of Target)	Target	Maximum (107% of Target)

Marc Eisenberg	$32,813	$65,625	$131,250

Constantine Milcos	$9,849	$19,698	$39,396

John Stolte	$8,594	$17,188	$30,061

Christian Le Brun	$11,594	$23,188	$40,555

Craig Malone	$10,682	$21,364	$37,366

Michael Ford(1)	$14,539	$29,078	$58,156

Product Revenues

	Threshold (86% of Target)	Target	Maximum (114% of Target)

Marc Eisenberg	$32,813	$65,625	$131,250

Constantine Milcos	$9,849	$19,698	$39,396

John Stolte	$8,594	$17,188	$30,061

Christian Le Brun	$11,594	$23,188	$40,555

Craig Malone	$10,682	$21,364	$37,366

Michael Ford(1)	$14,539	$29,078	$58,156

Cash Generation

	Threshold	Target	Maximum (100%) of Target)

Marc Eisenberg	$26,250	$52,500	$105,000

Constantine Milcos	$7,875	$15,750	$31,500

John Stolte	$6,875	$13,750	$24,049

Christian Le Brun	$9,275	$18,550	$32,444

Craig Malone	$8,540	$17,080	$29,873

Michael Ford(1)	$11,625	$23,250	$46,500

(1)	Upon Mr. Ford’s resignation on April 1, 2019, his 2019 annual cash bonus opportunity was forfeited.

2019 Financial Performance Targets and Results

Performance targets	Threshold target (approx.)	Target	Maximum target (approx.)	Actual Performance

Fiscal 2019 Adjusted EBITDA	$63,000,000	$75,000,000	$87,000,000	Achieved approx. $63,100,000

Service Revenues	$152,000,000	$164,000,000	$176,000,000	Achieved approx. $160,500,000

Product Revenues	$128,000,000	$148,000,000	$168,000,000	Did not achieve threshold target

Cash Generation	$20,000,000	$25,000,000	$30,000,000	Did not achieve threshold target

Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

On February 18, 2020, our Compensation Committee awarded the discretionary bonus component for Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone in full based on completion of certain key projects, such as margin improvement and new platform development and determined that the following performance-based annual incentive bonus payout amounts relating to achievement against 2019 financial performance targets would be paid to the Named Executive Officers, in each case, effective upon completion of the 2019 fiscal year financial audit confirming the 2019 performance target results presented to the Compensation Committee (which occurred on February 28, 2020):

2019 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone	Michael Ford(1)

Fiscal 2019 Adjusted EBITDA	$131,250	$39,375	$34,375	$46,375	$42,700	$—

Service Revenues	49,219	14,774	12,891	17,391	16,023	—

Product Revenues	—	—	—	—	—	—

Cash Generation	—	—	—	—	—	—

Discretionary	78,750	23,625	20,625	27,825	25,620	—

	$259,219	$77,774	$67,891	$91,591	$84,343	$—

(1)	Upon Mr. Ford’s resignation on April 1, 2019, his 2019 annual cash bonus opportunity was forfeited

For purposes of illustrating the payout amount for Mr. Le Brun (whose base salary as of the end of fiscal year 2019 was $265,000) with respect to the Service Revenues performance measure, the calculation (with 2019

Service Revenues of $160,500,000, as described above, which did not exceed the target level of $164,000,000) is as follows:

•	Mr. Lebrun’s target payout amount for the Service Revenues performance measure is calculated as approximately 8.75% of his base salary, or $23,188.

•

The $23,188 is then multiplied by a factor of approximately 75%, representing a discount to reflect the $3,500,000 difference of Service Revenues below the $164,000,000 target, resulting in a payout amount of $17,391.

2020 Financial Performance Targets

On December 10, 2019, our Compensation Committee established 2020 financial performance targets for which annual bonuses will be paid to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone based on achieving financial performance targets. The 2020 annual target bonus opportunities as a percentage of base salary are set forth in the following table:

	2020 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target

Marc Eisenberg	100%	$525,000

Constantine Milcos	75%	$210,000

John Stolte	50%	$137,500

Christian Le Brun	70%	$185,500

Craig Malone	61%	$170,828

The 2020 financial performance targets are substantially similar to those for 2019, with certain changes to the allocation among the performance measures as noted below. The 2020 financial performance targets and the relative weighting of such performance targets as a percentage of the annual bonus opportunities are set forth in the following table:

2020 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone

Fiscal 2020 Adjusted EBITDA	40.0%	40.0%	40.0%	40.0%	40.0%

Service Revenues	15.0%	15.0%	15.0%	15.0%	15.0%

Product Revenues	7.5%	7.5%	7.5%	7.5%	7.5%

Cash Generation	22.5%	22.5%	22.5%	22.5%	22.5%

Discretionary	15.0%	15.0%	15.0%	15.0%	15.0%

	100.0%	100.0%	100.0%	100.0%	100.0%

Long-Term Equity-Based Incentives

In addition to the short-term cash compensation payable to our Named Executive Officers, our Compensation Committee believes that the interests of our stockholders are best served when a substantial portion of our Named Executive Officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, it is our Compensation Committee’s intention to make grants of equity-based awards to our Named Executive Officers and other key employees at such times and in such amounts as may be required to accomplish the objectives of our compensation programs. Please see the Grants of Plan Based awards table and the accompanying narrative disclosures set forth in this proxy statement for more information regarding the grants of equity plan-based awards to our Named Executive Officers in fiscal year 2019.

For the equity-based and other long-term incentives, the table below summarizes the allocation of equity-based awards granted for fiscal year 2020 to each of our continuing Named Executive Officers among performance-based restricted stock units (“RSUs”), time-based RSUs and market performance units (“MPUs”) and the grant date values for each type of award:

	Performance- Based Restricted Stock Units		Time-Based Restricted Stock Units		Market Performance Units
	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(2)

Marc Eisenberg	40%	$500,000	40%	$500,000	20%	$236,250

Constantine Milcos	35%	$150,000	35%	$150,000	30%	$126,000

John Stolte	29%	$87,500	29%	$87,500	42%	$123,750

Christian Le Brun	31%	$100,000	31%	$100,000	38%	$119,250

Craig Malone	31%	$100,000	31%	$100,000	38%	$126,000

(1)	The amounts set forth in the “Grant-date value at Target” column for performance-based and time-based RSUs represent the market value of the common stock underlying the RSUs on the date of grant.

(2)

The amounts set forth in the “Grant-date value at Target” column for the MPUs represent the dollar value of the award assuming the stock price achieves the applicable target stock price level for each year in the three-year performance period 2020-2022.

We have not timed grants of equity-based awards in coordination with the release of non-public information nor have we timed the release of non-public information for the purpose of affecting the value of executive compensation.

Under the 2016 Long Term Incentives Plan (“2016 LTIP”), the Compensation Committee has the ability to provide a number of equity-based awards, including RSUs, SARs, stock options, common stock, restricted stock, MPUs and performance shares to promote our long-term growth and profitability. Since 2016, our equity based incentives have been a mix of RSUs (performance-based and time-based) and MPUs. This combination of equity-based incentives is intended to benefit stockholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. We believe that RSUs and MPUs provide effective vehicles for promoting a long-term share ownership perspective for our senior management and employees and closely align the interests of senior management and employees with our achievement of longer-term financial objectives that enhance stockholder value, while at the same time limiting the dilutive effects of granting stock options. Our stock compensation plan is the principal method by which our executive officers acquire equity or equity-based interests in us.

2019 Time-based and Performance-based RSU Grants.    A restricted stock unit, or RSU, is a contractual right to receive at a specified future vesting date an amount in respect of each RSU based on the fair market value on such date of one share of our common stock, subject to such terms and conditions as the Compensation Committee may establish. RSUs that become payable in accordance with their terms and conditions will be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined by the Compensation Committee. The Compensation Committee may provide for the accumulation of dividend equivalents in cash, with or without interest, or the reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such terms and conditions as the Compensation Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of common stock. Vested and unvested RSUs awarded to certain of our employees, including our Named Executive Officers, will be subject to forfeiture in the event such employees breach their non-competition and/or non-solicitation covenants set forth in their award agreements and unvested RSUs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On December 11, 2018, the Compensation Committee granted time-based RSUs under the 2016 LTIP, which vested on January 1, 2020, and performance-based RSUs under the 2016 LTIP relating to 2019 financial performance targets that we believe are important to our long-term success. Each of the fiscal 2019 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Milcos, Stolte, Le Brun, Malone and Ford were the same as those for their 2019 annual cash bonuses described above under “— Annual Cash Bonus”.

The Compensation Committee, in consultation with management and its independent compensation consultant, linked the 2019 target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model.

On December 11, 2018, the Compensation Committee granted awards of time-based RSUs and performance-based RSUs under the 2016 LTIP to the Named Executive Officers as part of their 2019 compensation and on July 16, 2019, in connection with his appointment as Executive Vice President and Chief Financial Officer, granted Mr. Milcos additional time-based RSUs and performance-based RSUs as part of his 2019 compensation based on the same vesting and performance measures as his December 2018 grants of RSUs. The total amounts of the time-based RSUs and performance-based RSUs granted to the Named Executive Officers with respect to their 2019 compensation is set forth below:

	Time-Based RSUs	Performance- Based RSUs

Marc Eisenberg	55,248	55,249

Constantine Milcos(1)	15,009	15,008

Christian Le Brun	11,049	11,050

Craig Malone	11,049	11,050

John Stolte	9,668	9,669

Michael Ford(2)	16,574	16,575

(1)

The total value of Mr. Milcos’s time-based and performance-based RSU awards reflect a proration for the period beginning April 1, 2019, the date Mr. Milcos was appointed interim Chief Financial Officer.

(2)

In connection with Mr. Ford’s resignation, Mr. Ford was permitted to continue to vest in 50% of these time-based RSU and performance-based RSU awards on their original vesting dates as if he remained employed by the Company through the applicable vesting dates, subject, in the case of the performance-based RSUs, to achievement of the performance targets established for fiscal year 2019. The other 50% of these time-based RSU and performance-based RSU awards were forfeited.

On February 18, 2020, our Compensation Committee determined that certain performance-based RSU awards granted to the Named Executive Officers with respect to the 2019 fiscal year would vest based on achievement of the applicable target levels described above under “2019 Financial Targets and Results”, effective upon completion of the 2019 fiscal year financial audit confirming the 2019 performance target results presented to the Compensation Committee (which occurred on February 28, 2020) and the remainder would lapse unvested, as set forth below:

2019 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone	Michael Ford(1)

Fiscal 2019 Adjusted EBITDA	13,812	3,751	2,417	2,762	2,762	4,144

Service Revenues	5,179	1,405	906	1,035	1,035	1,554

Product Revenues	—	—	—	—	—	—

Cash Generation	—	—	—	—	—	—

Discretionary	8,287	2,254	1,450	1,657	1,657	2,485

	27,278	7,410	4,773	5,454	5,454	8,183

(1)

In connection with Mr. Ford’s resignation, Mr. Ford was permitted to continue to vest in 50% of these performance-based RSU awards on their original vesting date as if he remained employed by the Company through the applicable vesting date, subject to achievement of the performance targets established for fiscal year 2019. The other 50% of these performance-based RSU awards were forfeited.

2020 Time-based and Performance-based RSU grants.    On December 10, 2019, the Compensation Committee granted under the 2016 LTIP time-based RSUs and performance-based RSUs relating to 2020 financial performance targets that we believe are important to our long-term success. The time-based RSUs vest on January 1, 2021 and the Compensation Committee believes that the vesting periods in connection with these time-based RSU awards are appropriate because they are intended to help retain employees, including executives, by rewarding them for continued service with us. Each of the fiscal 2020 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone are the same as those for their 2020 annual cash bonuses described above under “— Annual Cash Bonus”.

The Compensation Committee, in consultation with management, linked 2020 target performance levels to these measures, as we believe that each of them is an important factor in our earnings and cash generation growth and for sustaining our business model. The Compensation Committee believes that the vesting periods in connection with these performance-based RSU awards are appropriate because they allow the Compensation Committee to formulate performance targets annually that are aligned with our dynamic business plans and external factors.

On December 10, 2019, the Compensation Committee granted the following awards of time-based RSUs and performance-based RSUs under the 2016 LTIP to the following Named Executive Officers of the Company as part of their 2020 compensation:

	Time-Based RSUs	Performance-Based RSUs

Marc Eisenberg	127,551	127,551

Constantine Milcos	38,265	38,265

Christian Le Brun	25,510	25,510

Craig Malone	25,510	25,510

John Stolte	22,321	22,321

MPU Grants.    A market performance unit, or MPU is a long-term equity-based award denominated in dollars representing up to 45% of the grantee’s base salary, which vests based on achieving stock price targets over a specified three-year performance period. One-third of the MPUs will vest at the end of each one-year performance period if the Company meets the specified stock price target. The value of the MPUs that will be earned each year ranges from 7.5% to 15% of each of the Named Executive Officers’ base salary for the year in which the MPUs were granted depending on the Company’s stock price performance for that year above the specified minimum target price. Under the terms of the MPUs, the annual stock price is calculated by using the average daily closing price of the Company’s common stock for 20 trading days preceding December 31 of the relevant fiscal year. The payout amounts for the MPUs may be paid in cash, stock or a combination of both as determined by the Compensation Committee. If paid in common stock, the payout amount will be calculated based upon the fair market value of the Company’s common stock on the trading day immediately preceding the payout date. Payment whether paid in cash, common stock or a combination of both must be paid by March 15th of the calendar year immediately following the year in which each performance period ends. If the stock price at the end of each annual year is below the minimum stock price, the payout amounts will be zero. If the stock price meets the minimum stock price for each year, the payout amount will be equal to 7.5% of the grantee’s base salary for the year in which the MPUs were granted. If the stock price falls between the minimum and target stock price for each year, the payout amounts will be interpolated on a straight-line basis between the minimum and target stock prices.

MPUs 2017-2019 Performance Cycle. On December 13, 2016, the Compensation Committee granted MPUs to Messrs. Eisenberg, Stolte, Le Brun and Malone for the three-year performance period which ended on December 31, 2019 (the “2017-2019 MPUs”). On January 1, 2018, the first third of the 2017-2019 MPUs vested based on the stock price performance for 2017 exceeding the specified target price of $9.00 per share. The payout amounts for Messrs. Eisenberg, Stolte, Le Brun and Malone were 15% of their respective 2017 base salaries ($75,000, $41,250, $39,750 and $38,250, respectively) and were paid in 7,367 shares, 4,052 shares, 3,905 shares and 3,757 shares of common stock, respectively, based on the closing price of our common stock on December 29, 2017 of $10.18 per share. On January 1, 2019, the second third of the 2017-2019 MPUs vested based on the stock price performance for 2018 exceeding the minimum threshold target price of $8.00 per share but not exceeding the specified target price of $12.00 per share. The payout amounts for Messrs. Eisenberg, Stolte, Le Brun and Malone were 9% of their respective 2017 base salaries ($43,348, $23,838, $22,971 and $22,104, respectively) and were paid in 5,248 shares, 2,886 shares, 2,781 shares and 2,676 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2018 of $8.26 per share. On January 1, 2020, the final third of the 2017-2019 MPUs lapsed unvested based on the stock performance for the 2019 performance period not meeting the threshold level of $9.00 per share, and therefore no payment was made.

MPUs 2018-2020 Performance Cycle. On December 12, 2017, the Compensation Committee granted MPUs to Messrs. Eisenberg, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2020 (the “2018-2020 MPUs”). On September 4, 2018, the Compensation Committee granted Mr. Ford 2018-2020 MPUs, except that for the portion relating to the 2018 performance period, Mr. Ford’s payout would be based on 5% of his 2018 annual base salary, reflecting a proration for his period of service with the Company during 2018. On January 1, 2019, the first third of the 2018-2020 MPUs vested based on the stock price performance for 2018 exceeding the minimum threshold target price of $8.50 per share but not exceeding the specified target price of $10.50 per share. The payout amounts for each of Messrs. Eisenberg, Stolte, Le Brun and Malone was 8% and for Mr. Ford was 2% of their respective 2018 base salaries ($40,309, $22,170, $21,360, $20,559 and $5,819, respectively) and were paid in 4,880 shares, 2,684 shares, 2,586 shares, 2,489 shares and 704 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2018 of $8.26 per share. In connection with Mr. Ford’s resignation, the unvested portions of his 2018-2020 MPUs were terminated without payment. On January 1, 2020, the second third of the 2018-2020 MPUs lapsed unvested based on the stock performance for the 2019 performance period not meeting the threshold level of $9.50 per share, and therefore no payment was made.

MPUs 2019-2021 Performance Cycle. On December 11, 2018, the Compensation Committee granted MPUs to Messrs. Eisenberg, Stolte, Le Brun, Malone and Ford for the three-year performance period which ends on December 31, 2021 (the “2019-2021 MPUs”). On July 16, 2019, the Compensation Committee granted Mr. Milcos 2019-2021 MPUs, except that for the portion relating to the 2019 performance period, Mr. Milcos’s payout would be based on 11.25% of his 2019 annual base salary, reflecting a proration for the period beginning April 1, 2019, the date he was appointed interim Chief Financial Officer. In connection with Mr. Ford’s resignation, the unvested portions of his 2019-2021 MPUs were terminated without payment. On January 1, 2020, the first third of the 2019-2021 MPUs lapsed unvested based on the stock performance for the 2019 performance period not meeting the threshold level of $8.00 per share, and therefore no payment was made.

MPUs 2020-2022 Performance Cycle. On December 10, 2019, the Compensation Committee granted MPUs to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2022.

Health and Welfare Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Generally, these programs are the same offered to all employees.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to the Company’s business.

The principal perquisites offered to our Named Executive Officers are car allowances and life insurance premiums. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is a defined contribution plan that covers all our employees who have been employed for three months or longer, beginning on the date of employment. Employees may contribute up to 15% of their eligible compensation (subject to certain limits) as pretax, salary deferral contributions. In addition, the plan contains a discretionary contribution component pursuant to which we may make an additional annual contribution. Contributions made by us vest over a five-year period from the employee’s date of employment. We match the amount contributed by each employee up to 3% of the employee’s salary.

Employee Stock Purchase Plan

We maintain the ORBCOMM Inc. Employee Stock Purchase Plan (“ESPP”) for certain eligible employees (including all of our Named Executive Officers), as approved by our stockholders on April 20, 2016. Our ESPP provides eligible employees with the opportunity to acquire our common stock through periodic payroll deductions, at up to 15% discount for each share of common stock, subject to certain conditions and limitations. No matching company contributions are made to our ESPP. Our ESPP is structured in the U.S. as a qualified employee stock purchase plan under Code Section 423. In order to qualify for favorable U.S. federal income tax treatment, the required holding period for stock purchased our ESPP is the later of either: (i) two years after the purchase right is granted or (ii) one year after the purchase right is exercised and the common stock is purchased. No purchase rights may be granted, unless such grant is compliant with relevant federal law and our insider trading policy.

Severance and Change of Control Benefits

Severance and change of control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change of control benefits included in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. Mr. Ford did not have an employment agreement.

Severance Benefits.    Our employment agreements with the Named Executive Officers provide that upon an involuntary termination of employment will pay to the terminated Named Executive Officer cash severance and other benefits in an amount consistent with competitive practice. These benefits include continued base salary payments for a period of one year for our Named Executive Officers with employment agreements, the target amount of the cash bonus for the fiscal year in which the termination occurs and health insurance coverage (for a one-year period). Severance benefits are intended to ease the financial consequences to a Named Executive Officer due to an unplanned termination of employment. We benefit by requiring a general release from a separated Named Executive Officer. In addition, we have included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

Change of Control Benefits.    Our employment agreements with the Named Executive Officers provide for change of control benefits in the event of a change of control followed by a termination of employment of two times the sum of annual base salary and the target amount of the cash bonus for the fiscal year in which the termination occurs for our Chief Executive Officer, and one and a half times the sum of annual base salary and the target amount of the cash bonus for the other Named Executive Officers with employment agreements, payable in each case within 60 days of the termination, and health insurance coverage for an 18 month period. Under the employment arrangements with our Named Executive Officers, the change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment within a two-year period, a so-called “double” trigger mechanism.

Under the 2016 LTIP, unless otherwise provided in the award agreement, (i) unvested awards that are assumed or otherwise replaced in the change of control transaction with an award that is substantially comparable will include a “double” trigger vesting, requiring a termination of employment without cause or for good reason within two years after a change of control and (ii) unvested awards that are not assumed or replaced with substantially comparable awards will have a “single” trigger vesting, which will fully vest the award upon the change of control. Any awards subject to performance goals will be vested as if the performance goal had been achieved at target (regardless of actual performance) and prorated to reflect the portion of the performance period elapsed as of the vesting date. A change of control is defined under the 2016 LTIP as an event that would be considered a “change of control” under Section 409A of the Code and no longer includes the minimum price threshold that applies under the 2006 LTIP. The award agreements for equity awards made under the 2016 LTIP prior to December 1, 2018 include “single” trigger vesting provisions.

During 2018, the Compensation Committee, in consultation with Meridian, reviewed the Company’s approach to change of control benefits of equity awards under the 2016 LTIP and determined that in view of current market practice and the recommendations of proxy advisory services such as ISS, future equity-based awards should be subject to “double” trigger vesting in connection with a change of control transaction. For grants made on or after December 1, 2018, the award agreements for RSU and SAR awards made under the 2016 LTIP include “double” trigger vesting provisions.

Clawback Policy

The Company has adopted an Executive Incentive Compensation Recoupment Policy, or clawback policy, applicable to incentive compensation (i.e., cash bonus or equity based awards based on achievement of a performance metric) that are subsequently the subject of certain material restatements of financial statements, and incentive compensation based on materially inaccurate financial or performance measurements. The clawback policy is applicable to all executive officers subject to Section 16 of the Exchange Act, including the Named Executive Officers. The clawback policy extends to incentive compensation awarded within three completed fiscal years immediately preceding the date on which a material restatement is required or within three completed fiscal years immediately preceding the date on which the Compensation Committee determines that incentive compensation based on materially inaccurate financial or performance measurements has been awarded or paid. Employees covered under the clawback policy shall also be subject to any additional “clawback” or recoupment requirements required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 304 of the Sarbanes-Oxley Act.

Tax and Accounting Implications

One of the factors that the Compensation Committee considers when determining executive compensation is anticipated tax treatment to the Company and to the Named Executive Officers of the various payments and benefits, including under Sections 162(m) and 409A of the Code.

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally limits our tax deductions relating to the compensation paid to certain Named Executive Officers. Limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation,” as defined in Section 162(m), as well as certain other items of compensation, in each case, that qualify for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee generally considers this limit when determining compensation, the Compensation Committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the Compensation Committee believes that such payments are appropriate and when such actions are consistent with our best interests and the best interests of our stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, imposes requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. We intended that awards granted under the 2006 LTIP comply with the requirements of Section 409A and intend to administer and interpret the 2006 LTIP in such a manner. Similarly, we intend that awards granted under the 2016 LTIP will comply with the requirements of Section 409A and intend to administer and interpret the 2016 LTIP in such a manner.

Role of Executives and Others in Establishing Compensation

During 2019 our Chief Executive Officer, Mr. Eisenberg, reviewed the performance of the Named Executive Officers (other than his own, which was reviewed by the Compensation Committee), and met on a case-by-case basis with each of the other Named Executive Officers to discuss proposed annual base salary and annual award amounts, which were then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended salary adjustments or awards to executives. Mr. Eisenberg in his capacity as Chief Executive Officer, attended meetings of the Compensation Committee in 2019.

Hedging, Pledging and Short-Selling Policies

As part of its insider trading policy, the Company has adopted policies applicable to, among others, the Named Executive Officers that prohibit: (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company; (ii) engaging in hedging transactions involving the Company’s securities, including through the use of financial instruments such as forward sales contracts, equity swaps, collars and certain exchange funds designed to hedge or offset any decrease in the market value of the Company’s securities; (iii) any short selling of the Company’s securities; and (iv) holding the Company’s securities in margin accounts or otherwise pledging the Company’s securities, except for pledges specifically approved in advance in writing by the Company. There are currently no outstanding pledges of our stock by any of our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee

Timothy Kelleher, Chairman

Denise Gibson

John Major

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All other Compensation $(5)	Total $

Marc Eisenberg	2019	$525,000	$78,750	$1,063,000	$—	$180,469	$25,248	$1,872,467
Chief Executive Officer	2018	510,417	78,750	1,556,748	—	416,719	24,965	2,587,599
	2017	500,000	75,000	759,997	145,500	468,750	24,846	1,974,093

Constantine Milcos	2019	272,847	23,625	333,598	—	54,149	9,088	693,307
Executive Vice President	2018	239,397	165,000	241,201	—	—	7,929	653,527
and Chief Financial
Officer

John J. Stolte, Jr.	2019	275,000	20,625	207,997	—	47,266	10,047	560,935
Executive Vice	2018	275,000	20,625	264,050	—	109,141	9,935	678,750
President-Technology and	2017	275,000	—	185,499	—	168,247	11,475	640,221
Operations

Christian G. Le Brun	2019	265,000	27,825	231,798	—	63,766	8,269	596,658
Executive Vice President	2018	265,000	28,011	335,346	—	147,012	8,021	783,390
and General Counsel	2017	265,000	28,002	183,300	—	162,128	7,619	646,049

Craig Malone	2019	280,000	25,620	233,002	—	58,723	9,430	606,776
Executive Vice President	2018	277,083	25,508	336,846	—	135,699	9,104	784,240
Product Development(6)	2017	255,000	23,236	160,500	—	135,743	9,609	584,088

Michael W. Ford	2019	78,674	—	—	—	—	2,866	81,540
Former Executive Vice	2018	101,147	11,370	446,495	—	61,115	542	620,669
President and Chief
Financial Officer

(1)

The amounts set forth in the “Bonus” column represents cash amounts of the discretionary portions of the 2019, 2018 and 2017 performance-based annual incentive awards which were paid following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers.

(2)

The amounts set forth in the “Stock Awards” column for 2019, 2018 and 2017 represent the aggregate grant date fair values of time-based and performance-based RSU awards and MPU awards to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based RSU awards and MPU awards such amounts are based on the probable outcome of the performance conditions as of the grant date. For the MPUs such amounts are based on the vesting of 100% of the MPUs awarded based on achieving the target stock price level. For a discussion of the assumptions used to calculate the grant date fair value of an RSU award and an MPU award shown in the “Stock Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding RSU and MPU awards granted in 2018 with respect to the 2019 fiscal year and the Outstanding Equity Awards at 2019 Fiscal Year-End Table for a further discussion regarding outstanding RSU and MPU awards. The amounts shown may not correspond to the actual value that may be realized by the Named Executive Officers.

(3)

The amounts set forth in the “Options Awards” column represent the aggregate grant date fair values of time-based SAR awards to Mr. Eisenberg computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR awards shown in the “Options Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. See the Outstanding Equity Awards at 2019 Fiscal Year-End Table for a further discussion regarding outstanding SAR awards.

(4)

The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts with respect to the non-discretionary portions of the 2019, 2018 and 2017 performance-based annual incentive awards paid to the Named Executive Officers following the Compensation Committee’s determination that the specified performance measures had been satisfied. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” and the Grants of Plan Based Awards table for a further discussion regarding the 2019 annual incentive payments.

(5)	The amounts set forth in the “All Other Compensation” column are comprised of the following for each Named Executive Officer:

Marc Eisenberg:

Perquisites and Personal Benefits:

2019: $8,400 for 401(k) matching contributions, $14,400 for automobile allowance and $2,448 for payment of life insurance premiums.

2018: $8,250 for 401(k) matching contributions, $14,400 for automobile allowance and $2,315 for payment of life insurance premiums.

2017: $8,100 for 401(k) matching contributions, $14,400 for automobile allowance and $2,346 for payment of life insurance premiums.

Constantine Milcos:

Perquisites and Personal Benefits:

2019: $7,510 for 401(k) matching contributions and $1,578 for payment of life insurance premiums.

2018: $7,182 for 401(k) matching contributions and $747 for payment of life insurance premiums.

John Stolte:

Perquisites and Personal Benefits:

2019: $8,250 for 401(k) matching contributions and $1,797 for payment of life insurance premiums.

2018: $8,250 for 401(k) matching contributions and $1,685 for payment of life insurance premiums.

2017: $8,250 for 401(k) matching contributions and $3,225 for payment of life insurance premiums.

Christian Le Brun:

Perquisites and Personal Benefits:

2019: $6,537 for 401(k) matching contributions and $1,732 for payment of life insurance premiums.

2018: $6,398 for 401(k) matching contributions and $1,623 for payment of life insurance premiums.

2017: $6,294 for 401(k) matching contributions and $1,325 for payment of life insurance premiums.

Craig Malone:

Perquisites and Personal Benefits:

2019: $7,600 for 401(k) matching contributions and $1,830 for payment of life insurance premiums.

2018: $7,408 for 401(k) matching contributions and $1,696 for payment of life insurance premiums.

2017: $7,235 for 401(k) matching contributions and $2,374 for payment of life insurance premiums.

Michael Ford:

Severance Benefits:

2019: $150,000 representing the value of 50% of Mr. Ford’s unvested 16,574 time-based RSUs and 50% of his unvested 16,575 performance-based RSUs granted in 2018 with respect to fiscal year 2019 and reflected in the Stock Award column for 2018 that vested on their original vesting dates as if he remained employed by the Company through the applicable vesting dates subject, in the case of the performance-based Restricted Stock Units, to achievement of the performance targets established for fiscal year 2019.

Perquisites and Personal Benefits:

2019: $2,360 for 401(k) matching contributions and $506 for payment of life insurance premiums.

2018: $542 for payment of life insurance premiums.

Grants of Plan-Based Awards in 2019

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards				All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Award Date(1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Marc Eisenberg	2020 non-equity incentive plan awards

	12/10/2019	12/10/2019	2020 annual incentive (Adjusted EBITDA)	105,000	210,000	512,695	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Service revenues)	39,375	78,750	157,500	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Product revenues)	19,688	39,375	78,750	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Cash generation)	59,063	118,125	236,250

	12/10/2019	12/10/2019	2020 annual incentive (Discretionary new projects)	—	—	78,750	—	—		—	—		—	—

	Total non-equity incentive plan awards			223,126	446,250	1,063,945

	2020 equity incentive plan awards

	12/10/2019	12/10/2019	2020 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	51,020	(4)	—	—		—	199,998

	12/10/2019	12/10/2019	2020 performance-based RSUs (Service revenues)	—	—	—	—	19,133	(4)	—	—		—	75,001

	12/10/2019	12/10/2019	2020 performance-based RSUs (Product revenues)	—	—	—	—	9,566	(4)	—	—		—	37,499

	12/10/2019	12/10/2019	2020 performance-based RSUs (Cash generation)	—	—	—	—	28,699	(4)	—	—		—	112,500

	12/10/2019	12/10/2019	2020 performance-based RSUs (Discretionary new projects)	—	—	—	—	19,133	(4)	—	—		—	75,001

	12/10/2019	12/10/2019	2020 Time-based RSUs	—	—	—		—			127,551	(5)		500,000

	12/10/2019	12/10/2019	2020-2022 MPUs	—	—	—	(7)	—		(7)	—		—	63,000

	Total equity incentive plan awards						(7)	127,551		(7)	127,551		—	1,063,000

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Award Date(1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Constantine Milcos	2020 non-equity incentive plan awards

	12/10/2019	12/10/2019	2020 annual incentive (Adjusted EBITDA)	42,000	84,000	205,078	—		—		—		—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Service revenues)	15,750	31,500	63,000	—		—		—		—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Product revenues)	7,882	15,764	31,528	—		—		—		—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Cash generation)	23,618	47,236	94,472

	12/10/2019	12/10/2019	2020 annual incentive (Discretionary new projects)	—	—	31,500	—		—		—		—		—	—

	Total non-equity incentive plan awards			89,250	178,500	425,578

	2019 equity incentive plan awards

	7/16/2019	7/16/2019	2019 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		6,123	(8)	—		—		—	48,372

	7/16/2019	7/16/2019	2019 performance-based RSUs (Service revenues)	—	—	—	—		1,530	(8)	—		—		—	12,087

	7/16/2019	7/16/2019	2019 performance-based RSUs (Product revenues)	—	—	—	—		1,530	(8)	—		—		—	12,087

	7/16/2019	7/16/2019	2019 performance-based RSUs (Cash generation)	—	—	—	—		1,224	(8)	—		—		—	9,670

	7/16/2019	7/16/2019	2019 performance-based RSUs (Discretionary new projects)	—	—	—	—		1,839	(8)	—		—		—	14,528

	7/16/2019	7/16/2019	2019 Time-based RSUs	—	—	—	—		—		—		12,246	(8)	—	96,743

	7/16/2019	7/16/2019	2019-2021 MPUs	—	—	—	(8)		—		(8)		—		—	31,500

	2020 equity incentive plan awards

	12/10/2019	12/10/2019	2020 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		15,306	(4)	—		—		—	60,000

	12/10/2019	12/10/2019	2020 performance-based RSUs (Service revenues)	—	—	—	—		5,740	(4)	—		—		—	22,501

	12/10/2019	12/10/2019	2020 performance-based RSUs (Product revenues)	—	—	—	—		2,870	(4)	—		—		—	11,250

	12/10/2019	12/10/2019	2020 performance-based RSUs (Cash generation)	—	—	—	—		8,610	(4)	—		—		—	33,751

	12/10/2019	12/10/2019	2020 performance-based RSUs (Discretionary new projects)	—	—	—	—		5,739	(4)	—		—		—	22,497

	12/10/2019	12/10/2019	2020 Time-based RSUs	—	—	—	—		—		—		38,265	(5)	—	149,999

	12/10/2019	12/10/2019	2020-2022 MPUs	—	—	—	(7)		—		(7)		—		—	33,600

	Total equity incentive plan awards						(7	)(8)	50,511		(7	)(8)	50,511		—	558,584

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards				All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Award Date(1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

John J. Stolte, Jr.	2020 non-equity incentive plan awards

	12/10/2019	12/10/2019	2020 annual incentive (Adjusted EBITDA)	27,500	55,000	96,195	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Service revenues)	10,313	20,625	36,073	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Product revenues)	5,156	10,313	18,037	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Cash generation)	15,469	30,938	54,110

	12/10/2019	12/10/2019	2020 annual incentive (Discretionary new projects)	—	—	20,625	—	—		—	—		—	—

	Total non-equity incentive plan awards			58,438	116,876	225,040

	2020 equity incentive plan awards

	12/10/2019	12/10/2019	2020 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	8,928	(4)	—	—		—	34,998

	12/10/2019	12/10/2019	2020 performance-based RSUs (Service revenues)	—	—	—	—	3,348	(4)	—	—		—	13,124

	12/10/2019	12/10/2019	2020 performance-based RSUs (Product revenues)	—	—	—	—	1,674	(4)	—	—		—	6,562

	12/10/2019	12/10/2019	2020 performance-based RSUs (Cash generation)	—	—	—	—	5,022	(4)	—	—		—	19,686

	12/10/2019	12/10/2019	2020 performance-based RSUs (Discretionary new projects)	—	—	—	—	3,349	(4)	—	—		—	13,128

	12/10/2019	12/10/2019	2020 Time-based RSUs	—	—	—	—	—		—	22,321	(5)	—	87,498

	12/10/2019	12/10/2019	2020-2022 MPUs	—	—	—	(7)	—		(7)	—		—	33,000

	Total equity incentive plan awards						(7)	22,321		(7)	22,321		—	207,997

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards				All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Award Date(1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Christian G. Le Brun	2020 non-equity incentive plan awards

	12/10/2019	12/10/2019	2020 annual incentive (Adjusted EBITDA)	37,100	74,200	129,776	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Service revenues)	13,913	27,825	48,666	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Product revenues)	6,956	13,913	24,333	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Cash generation)	20,869	41,738	72,999

	12/10/2019	12/10/2019	2020 annual incentive (Discretionary new projects)	—	—	27,825	—	—		—	—		—	—

	Total non-equity incentive plan awards			78,838	157,676	303,599

	2020 equity incentive plan awards

	12/10/2019	12/10/2019	2020 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	10,204	(4)	—	—		—	40,000

	12/10/2019	12/10/2019	2020 performance-based RSUs (Service revenues)	—	—	—	—	3,827	(4)	—	—		—	15,002

	12/10/2019	12/10/2019	2020 performance-based RSUs (Product revenues)	—	—	—	—	1,913	(4)	—	—		—	7,499

	12/10/2019	12/10/2019	2020 performance-based RSUs (Cash generation)	—	—	—	—	5,740	(4)	—	—		—	22,501

	12/10/2019	12/10/2019	2020 performance-based RSUs (Discretionary new projects)	—	—	—	—	3,826	(4)	—	—		—	14,998

	12/10/2019	12/10/2019	2020 Time-based RSUs	—	—	—	—	—		—	25,510	(5)	—	99,999

	12/10/2019	12/10/2019	2020-2022 MPUs	—	—	—	(7)	—		(7)	—		—	31,800

	Total equity incentive plan awards						(7)	25,510		(7)	25,510		—	231,798

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards				All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Award Date(1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Craig Malone	2020 non-equity incentive plan awards

	12/10/2019	12/10/2019	2020 annual incentive (Adjusted EBITDA)	34,160	68,320	119,492	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Service revenues)	12,810	25,620	44,810	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Product revenues)	6,412	12,824	22,429	—	—		—	—		—	—

	12/10/2019	12/10/2019	2020 annual incentive (Cash generation)	19,222	38,444	67,239

	12/10/2019	12/10/2019	2020 annual incentive (Discretionary new projects)	—	—	25,620	—	—		—	—		—	—

	Total non-equity incentive plan awards			72,604	145,208	279,590

	2020 equity incentive plan awards

	12/10/2019	12/10/2019	2020 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	10,204	(4)	—	—		—	40,000

	12/10/2019	12/10/2019	2020 performance-based RSUs (Service revenues)	—	—	—	—	3,827	(4)	—	—		—	15,002

	12/10/2019	12/10/2019	2020 performance-based RSUs (Product revenues)	—	—	—	—	1,913	(4)	—	—		—	7,499

	12/10/2019	12/10/2019	2020 performance-based RSUs (Cash generation)	—	—	—	—	5,740	(4)	—	—		—	22,501

	12/10/2019	12/10/2019	2020 performance-based RSUs (Discretionary new projects)	—	—	—	—	3,826	(4)	—	—		—	14,998

	12/10/2019	12/10/2019	2020 Time-based RSUs	—	—	—	—	—		—	25,510	(5)	—	99,999

	12/10/2019	12/10/2019	2020-2022 MPUs	—	—	—	(7)	—		(7)	—		—	33,000

	Total equity incentive plan awards						(7)	25,510		(7)	25,510		—	232,998

Michael Ford

	Total non-equity incentive plan awards			—	—	—

	Total equity incentive plan awards						—	—		—	—		—	—

(1)	The date the Compensation Committee approved the issuance of the award.

(2)

The amounts shown represent annual incentive payments payable for fiscal year 2020 to the Named Executive Officers. The actual annual incentive payment amount paid to each of these Named Executive Officers for fiscal year 2019 financial performance targets are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For 2019, the incentive payments for the Named Executive Officers are calculated based on a percentage of the executive’s 2019 base salary, determined based on the achievement of specified financial performance targets of the Company for fiscal year 2019. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(3)

The amounts shown in the “Target” column represents the value of annual incentive payments payable if the Fiscal 2020 Adjusted EBITDA, Service Revenues, Products Revenues and Cash Generation performance targets are achieved at the 100% level. The amounts shown in the “Threshold” column represent the lower value of annual incentive payments payable if the performance targets are achieved at the 88% level for Fiscal 2020 Adjusted EBITDA, the 93% level for Service Revenues, the 85% level for Product Revenues and the 80% level for Cash Generation. The amounts shown in the “Maximum” column represent the maximum value of annual incentive payments payable if the performance targets are achieved at the 112% level for Fiscal 2020 Adjusted EBITDA, the 108% level for Service Revenues, the 115% level for Product Revenues and the 120% level for Cash Generation, and the maximum amount of the discretionary portion of the annual incentive payments payable upon determination by the Compensation Committee. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(4)

On December 10, 2019, our Compensation Committee established 2020 financial performance targets and granted performance-based RSU awards to each of Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone. The performance-based RSUs vest upon achievement of various 2020 financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were granted 127,551, 38,265, 22,321, 25,510 and 25,510 performance-based RSU awards, respectively. The amounts shown in the “Target” column represent the number of performance-based RSUs that will vest under these awards if the performance targets are achieved at the 100% level. Further, on December 10, 2019, our Compensation Committee granted 2020-2022 MPUs to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone based on the Company’s stock price performance over a three-year performance period. One-third of the MPUs vest at the end of each year in the performance period only if the Company satisfies stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. See “Compensation Discussion and Analysis —Elements of Compensation — Long-Term Equity-Based Incentives — 2020 Time-based RSU and Performance-based RSU Grants” and “— MPU Grants” for a further discussion regarding performance-based RSU and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and MPU awards.

(5)

On December 10, 2019, Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were granted 127,551, 38,265, 22,321, 25,510 and 25,510 time-based RSU awards, respectively. These time-based RSU awards will vest on January 1, 2021. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives — 2020 Time-based RSU and Performance-based RSU Grants” for a further discussion regarding time-based RSU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these time-based RSU awards.

(6)

The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the performance- and time-based RSUs and the MPUs, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(7)

Although the MPUs are equity incentive plan awards, the payouts are based on a percentage of salary rather than shares or units. In lieu of reporting the estimated probable payments in the table above, the following table reflects the Threshold and Maximum payments in dollars of the MPUs to the Named Executive Officers set forth in the table, assuming the Company’s stock price performance during the applicable performance cycle satisfied the Threshold and Maximum levels.

Name	Threshold ($)	Maximum ($)

Marc Eisenberg	118,125	236,250

Constantine Milcos	63,000	126,000

John J. Stolte Jr.	61,875	123,750

Christian G. Le Brun	59,625	119,250

Craig Malone	63,000	126,000

(8)

On July 16, 2019, in connection with Mr. Milcos’s appointment as Executive Vice President and Chief Financial Officer, our Compensation Committee granted Mr. Milcos 12,246 performance-based RSU awards which vest upon achievement of the same 2019 financial performance targets as the performance-based RSU awards made to the other Named Executive Officers with respect to fiscal 2019 and 12,246 time-based RSU awards which vested on January 1, 2020. The performance-based RSUs vest upon achievement of the specified 2019 financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. The amounts shown in the “Target” column represent the number of performance-based RSUs that will vest under these awards if the performance targets are achieved at the 100% level. Further, on July 16, 2019, our Compensation Committee granted 2019-2021 MPUs to Mr. Milcos based on the Company’s stock price over a three-year performance period, which were the same as for the 2019-2021 MPUs granted to the other Named Executive Officers in December 2018. A portion of the MPU awards vest at the end of each year in the performance period only if the Company satisfies the stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. Mr. Milcos’s 2019-2021 MPU award was allocated as a percentage of his 2019 annual base salary as follows: 11.25% for 2019 and 15% for each of 2020 and 2021. See “Compensation Discussion and Analysis — Elements of our Compensation — Long-Term Equity-Based Incentives — 2019 Time-based RSU and Performance-based RSU Grants” and “— MPU Grants” for a further discussion regarding these RSU and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and MPU awards.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Marc Eisenberg	11,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	4,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	10,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	150,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	100,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	12,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	6,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	7,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	34,687	(2)	—	—	3.42	3/7/2022	—	—	—		—
	80,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	60,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	75,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	30,000	(3)	—	—	8.58	1/3/2027	—	—	—		—
	—		—	—	—	—	—	—	27,625	(4)	116,301	(4)
	—		—	—	—	—	—	—	6,906	(5)	29,074	(5)
	—		—	—	—	—	—	—	6,906	(6)	29,074	(6)
	—		—	—	—	—	—	—	5,525	(7)	23,260	(7)
	—		—	—	—	—	—	—	8,287	(8)	34,888	(8)
									55,248	(9)	232,594	(9)
	—		—	—	—	—	—	—	127,551	(10)	536,990	(10)
	—		—	—	—	—	—	—	127,551	(11)	536,990	(11)
	—		—	—	—	—	—	—	(12)		(12)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Costantine Milcos	6,100	(2)	—	—	5.92	12/17/2024	—	—	—		—
	6,100	(2)	—	—	6.60	12/12/2013	—	—	—		—
	—		—	—	—	—	—	—	—		—
	—		—	—	—	—	—	—	7,504	(4)	31,592	(4)
	—		—	—	—	—	—	—	1,875	(5)	7,894	(5)
	—		—	—	—	—	—	—	1,875	(6)	7,894	(6)
	—		—	—	—	—	—	—	1,500	(7)	6,315	(7)
	—		—	—	—	—	—	—	2,254	(8)	9,489	(8)
									15,009	(9)	63,188	(9)
	—		—	—	—	—	—	—	38,265	(10)	161,096	(10)
	—		—	—	—	—	—	—	38,265	(11)	161,096	(11)
	—		—	—	—	—	—	—	(12)		(12)

John J. Stolte, Jr.	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	3,325	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	17,345	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	4,835	(4)	20,355	(4)
	—		—	—	—	—	—	—	1,209	(5)	5,090	(5)
	—		—	—	—	—	—	—	1,209	(6)	5,090	(6)
	—		—	—	—	—	—	—	967	(7)	4,071	(7)
	—		—	—	—	—	—	—	1,449	(8)	6,100	(8)
	—		—	—	—	—	—	—	9,668	(9)	40,702	(9)
	—		—	—	—	—	—	—	22,321	(10)	93,971	(10)
	—		—	—	—	—	—	—	22,321	(11)	93,971	(11)
	—		—	—	—	—	—	—	(12)		(12)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Christian G. Le Brun	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	4,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	16,406	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	5,525	(4)	23,260	(4)
	—		—	—	—	—	—	—	1,381	(5)	5,814	(5)
	—		—	—	—	—	—	—	1,381	(6)	5,814	(6)
	—		—	—	—	—	—	—	1,105	(7)	4,652	(7)
	—		—	—	—	—	—	—	1,658	(8)	6,980	(8)
	—		—	—	—	—	—	—	11,049	(9)	46,516	(9)
	—		—	—	—	—	—	—	25,510	(10)	107,397	(10)
	—		—	—	—	—	—	—	25,510	(11)	107,397	(11)
	—		—	—	—	—	—	—	(12)		(12)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Craig Malone	12,000	(2)	—	—	2.73	10/11/2021	—	—	—		—
	5,000	(2)	—	—	3.51	2/9/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,800	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	600	(2)	—	—	3.15	5/15/2022	—	—	—		—
	10,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	900	(2)	—	—	4.20	6/10/2023	—	—	—		—
	600	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	18,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	18,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	—		—
	—		—	—	—	—	—	—	5,525	(4)	23,260	(4)
	—		—	—	—	—	—	—	1,381	(5)	5,814	(5)
	—		—	—	—	—	—	—	1,381	(6)	5,814	(6)
	—		—	—	—	—	—	—	1,105	(7)	4,652	(7)
	—		—	—	—	—	—	—	1,658	(8)	6,980	(8)
	—		—	—	—	—	—	—	11,049	(9)	46,516	(9)
	—		—	—	—	—	—	—	25,510	(10)	107,397	(10)
	—		—	—	—	—	—	—	25,510	(11)	107,397	(11)
	—		—	—	—	—	—	—	(12)		(12)

Michael W. Ford	—		—	—	—	—	—	—	4,144	(4)	17,446	(4)
	—		—	—	—	—	—	—	1,036	(5)	4,362	(5)
	—		—	—	—	—	—	—	1,036	(6)	4,362	(6)
	—		—	—	—	—	—	—	829	(7)	3,490	(7)
	—		—	—	—	—	—	—	1,243	(8)	5,233	(8)
	—		—	—	—	—	—	—	8,287	(9)	34,888	(9)

(1)	Based on the $4.21 per share closing price of our common stock on December 31, 2019.

(2)	SAR awards granted under our 2006 LTIP, which have a base price equal to the price of our common stock on the grant date.

(3)	SAR awards granted under our 2016 LTIP, which have a base price equal to the price of our common stock on the grant date.

(4)

Performance-based RSU awards, approximately 50% of which lapsed unvested in March 2020 based on exceeding the fiscal 2019 threshold amount, but not the target amount, for Adjusted EBITDA during fiscal 2019 as determined by the Compensation Committee.

(5)

Performance-based RSU awards, approximately 25% of which lapsed unvested in March 2020 based on exceeding the fiscal 2019 threshold amount, but not the target amount, for Service Revenues during fiscal 2019 as determined by the Compensation Committee.

(6)

Performance-based RSU awards, all of which lapsed unvested in March 2020 based on not meeting the fiscal 2019 threshold amount for Product Revenues during fiscal 2019 as determined by the Compensation Committee.

(7)

Performance-based RSU awards, all of which lapsed unvested in March 2020 based on not meeting the fiscal 2019 threshold amount for Cash Generation during fiscal 2019 as determined by the Compensation Committee.

(8)

Performance-based RSU awards that vested in March 2020 based on the Compensation Committee’s discretionary determination that certain key projects for each of the Named Executive Officers had been completed.

(9)	Time-based RSU awards that vested on January 1, 2020.

(10)

Performance-based RSU awards which vest in 2021 based on achieving fiscal 2020 performance targets during fiscal 2020 as determined by the Compensation Committee. See “Grants of Plan-Based Awards in 2019” for the allocation of these performance-based RSU awards among the fiscal 2020 performance targets.

(11)	Time-based RSU awards which vest on January 1, 2021.

(12)

MPU award payouts are based on a percentage of salary rather than shares or units. For a discussion of the estimated payout amounts for these unvested MPUs, see footnote (8) to the Grants of Plan-Based Awards Table.

Option/SAR Exercises and Stock Vested in 2019

	SAR Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Securities Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Marc Eisenberg	—	—	113,321	894,109

Constantine Milcos	—	—	23,895	188,364

John J. Stolte, Jr.	—	—	17,177	135,573

Christian G. Le Brun	—	—	22,177	174,973

Craig Malone	—	—	19,741	155,735

Michael W. Ford	—	—	21,024	173,307

(1)

Represents the total number of shares underlying the SAR. The actual number of shares received by the Named Executive Officers upon exercise of the SARs would be determined by multiplying the total number of shares underlying the SAR by the difference between the exercise price of the SAR and the fair market value of our common stock on the exercise date, divided by the fair market value on the exercise date.

(2)	Represents the difference between the SAR exercise price and the fair market value of our common stock on the date of exercise.

(3)	Shares acquired on vesting of time-based RSUs on January 1, 2019 and performance-based RSU awards on March 1, 2019.

(4)	Based on the closing price of our common stock on the vesting dates of $8.51 per share on January 2, 2019 and $7.25 per share on March 1, 2019.

CEO Pay Ratio

We are required to disclose the pay ratio between our Chief Executive Officer’s total annual compensation and the median total annual compensation of all employees (excluding the Chief Executive Officer). The pay ratio discussed below is a reasonable estimate calculated in accordance with the applicable rules.

Our Chief Executive Officer had total annual compensation of $1,872,467 for fiscal 2019 (as reported in the Summary Compensation Table), and our median employee had total annual compensation of $61,167 for fiscal 2019. Therefore, our Chief Executive Officer’s total annual compensation is 30.61 times that of the median of the total annual compensation of all of our employees (excluding the Chief Executive Officer).

For 2019, as permitted by SEC rules, we are using a substitute median employee whose 2018 compensation was substantially similar to the 2018 compensation of the original median employee identified in 2018, who was promoted. We identified the original median employee in 2018 by taking the annual base pay of all 779 full-time, part-time, seasonal, and temporary employees employed by us as of December 31, 2018 (excluding the Chief Executive Officer). We did not adjust amounts paid to part-time, seasonal or temporary employees to determine base pay on a full-time basis; however, we annualized the base pay of all permanent employees (full-time and part-time) who were employed on December 31, 2018.

In identifying the original median employee in 2018, we reviewed the base pay of the relevant employees based on our payroll records. Amounts paid in foreign currencies were converted to U.S. dollars at the spot foreign exchange rates on December 31, 2018 (the last business day of 2018). We did not make any cost-of-living adjustment to the compensation of employees outside of the United States for purposes of determining the median employee. The original median employee was located in the United States and had a 2018 annual base salary of $58,000.

The substitute median employee’s 2018 base salary was substantially similar to the original median employee’s 2018 base salary. Once the 2019 median employee was identified, we calculated the median employee’s 2019 total annual compensation in accordance with the requirements for calculating the Chief Executive Officer’s total annual compensation for 2019 set forth in the Summary Compensation Table. Because we do not regularly track perquisites provided to non-executive officer employees, we have assumed that any perquisites provided to the median employee are de minimis for purposes of determining the median employee’s total annual compensation.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, we do not believe that the estimated ratio reported above should be used as a basis for comparison between any companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2019, about shares of our common stock that may be issued upon the exercise or vesting of options, RSUs and SARs granted to employees and directors under all of our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, RSUs and SARs		Weighted- average exercise price of outstanding options and SARs		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders

Stock Plans(1)	4,692,033	(3)	$5.42	(4)	1,433,931	(5)

ESPP(2)	—		—		4,418,557

Equity compensation plans not approved by stockholders	—		—		—

Total	4,692,033				5,852,488

(1)	Consists of the following equity compensation plans: the 2006 LTIP and 2016 LTIP.

(2)

Includes shares subject to purchase right to accruing under the 2016 Employee Stock Purchase Plan, which provides that participating employee may withhold up to a specified percentage of their base compensation to purchase shares at a discount to the lower of the fair market value of our common stock at the beginning or end of the applicable offering period.

(3)

Consists of 2,358,790 shares underlying outstanding time- and performance-based SARs and 2,333,243 shares underlying outstanding time- and performance-based RSUs granted under the 2006 LTIP and 2016 LTIP.

(4)	Excludes 2,333,243 shares underlying outstanding time- and performance-based RSUs which do not have an exercise price.

(5)	Consists of shares available for issuance under the 2016 LTIP.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

ORBCOMM Europe

We have entered into a service license agreement covering 43 jurisdictions in Europe and a gateway services agreement with ORBCOMM Europe LLC (“ORBCOMM Europe”), a company in which we indirectly own a 49.95% interest. The service license agreement and the gateway services agreement with ORBCOMM Europe contain terms and conditions substantially similar to the service license agreements and the gateway services agreements we have and expect to enter into with other licensees, except for certain more favorable pricing terms. ORBCOMM Europe is owned 50% by Satcom International Group plc (“Satcom”) and 50% by OHB SE (“OHB”). We hold a 99.9% ownership interest in Satcom.

OHB is a substantial stockholder and a direct investor of ours and its Chief Executive Officer, Marco Fuchs, is on our board of directors. In February 2019, our board determined that Mr. Fuchs is an independent director for Nasdaq purposes. See “Board of Directors and Committees” for further information relating to this determination. In addition, Satcom has been appointed by ORBCOMM Europe as a country representative for the United Kingdom, Ireland and Switzerland. ORBCOMM Deutschland, an affiliate of OHB, has been appointed by ORBCOMM Europe as country representative for Germany and holds the relevant regulatory authority and authorization in Germany. OHB-France, a subsidiary of OHB, holds the regulatory authority and authorization in France. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason.

In connection with the organization of ORBCOMM Europe and the reorganization of our business in Europe, we agreed to grant ORBCOMM Europe approximately $3.7 million in air time credits. The amount of the grant was equal to the amount owed by ORBCOMM Global L.P. to the European Company for Mobile Communications Services N.V. (“MCS”), the former licensee for Europe of ORBCOMM Global L.P. ORBCOMM Europe, in turn, agreed to issue credits in the aggregate amount of the credits received from us to MCS and its country representatives who were stockholders of MCS. Satcom, as a country representative for the United Kingdom, Ireland and Switzerland, received airtime credits in the amount of $580,200. ORBCOMM Deutschland, as country representative for Germany, received airtime credits of $449,800. Because approximately $2.8 million of the airtime credits were granted to stockholders of MCS who are not related to us and who continue to be country representatives in Europe, we believe that granting of the airtime credits was essential to permit ORBCOMM Europe to reorganize the ORBCOMM business in Europe. The airtime credits have no expiration date. As of December 31, 2019, approximately $2.0 million of the airtime credits granted by us to ORBCOMM Europe remained unused.

Satcom International Group plc

Satcom is our 99.9%-owned consolidated subsidiary that (i) owns 50% of ORBCOMM Europe, (ii) has entered into country representative agreements with ORBCOMM Europe, covering the United Kingdom, Ireland and Switzerland, and (iii) has entered into a service license agreement with us, covering substantially all of the countries of the Middle East and a significant number of countries of Central Asia, and a gateway services agreement with us. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason. We believe that the service license agreement and the gateway services agreement between us and Satcom contain terms and conditions substantially similar to those which we have and expect to enter into with other unaffiliated licensees. As of December 31, 2019, Satcom owed us unpaid fees of approximately $154,000.

As of December 31, 2019, ORBCOMM Europe had a note payable to Satcom in the amount of €1,466,920 ($1,275,008). This note has the same payment terms as the note payable from ORBCOMM Europe to OHB described below under “— OHB SE” and carries a zero percent interest rate. For accounting purposes, this note has been eliminated in the consolidation of ORBCOMM Europe and Satcom with ORBCOMM Inc.

We have provided Satcom with a $1,500,000 line of credit for working capital purposes. The revolving loan bears interest at 8% per annum and is secured by all of Satcom’s assets, including its membership interest in

ORBCOMM Europe. As of December 31, 2019, Satcom had $1,980,264 (including accrued interest) outstanding under this line of credit.

OHB SE

We have entered into several agreements with OHB and its affiliates for satellite-related products and services. Marco Fuchs, a director of ours, is Chief Executive Officer and Chairman of the Managing Board of OHB.

During fiscal 2019, LuxSpace, a subsidiary of OHB, paid ORBCOMM AIS, LLC $1,431,651 for providing AIS data.

On May 21, 2002, we entered into an IVAR agreement with OHB under which OHB has been granted non-exclusive rights to resell our services for applications developed by OHB for the monitoring and tracking of mobile tanks and containers. As of December 31, 2019, OHB had no unpaid fees to us under the IVAR agreement.

In connection with the acquisition of an interest in Satcom (see “— Satcom International Group plc” above), we recorded an indebtedness to OHB arising from a note payable from ORBCOMM Europe to OHB. As of December 31, 2019, the principal balance of the note payable is €1,138,400 and it has a carrying value of $1,275,008. This note does not bear interest and has no fixed repayment term. Repayment will be made from the distribution profits (as defined in the note agreement) of ORBCOMM Europe.

Employment Arrangements

Marc Eisenberg

We entered into an amended and restated employment agreement (the “Amended Eisenberg Agreement”) with Mr. Eisenberg, effective as of March 1, 2019. The Amended Eisenberg Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Eisenberg Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Eisenberg Agreement will not be further extended, and Mr. Eisenberg’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Eisenberg’s employment with us may be terminated prior to the expiration of the term of the Amended Eisenberg Agreement pursuant to the provisions described below.

The Amended Eisenberg Agreement provides for an annual base salary, currently of $525,000. In addition to his salary, Mr. Eisenberg is entitled to certain employee benefits, including medical and disability insurance, term life insurance (with a death benefit no less than three times his annual base salary), paid holiday and vacation time and other employee benefits paid by us. Under the Amended Eisenberg Agreement, Mr. Eisenberg is eligible to receive a bonus with a target bonus opportunity equal to 100% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Eisenberg is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Eisenberg Agreement)    prior to the payment of such bonus. Mr. Eisenberg is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. The Amended Eisenberg Agreement additionally provides for an automobile reimbursement of $1,200 a month.

If Mr. Eisenberg’s employment is terminated (1) by us without cause, (2) as a result of a notice of non-extension of the Amended Eisenberg Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Amended Eisenberg Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the Target Bonus for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Eisenberg

Post-Termination Payments”), and continued health insurance coverage for one year following such termination. The Eisenberg Post-Termination Payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Eisenberg Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant, a two-year post-employment non-competition covenant, and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause,” by Mr. Eisenberg due a material change in his status, title, position, scope of authority or responsibility, or if the successor in a “change of control” (as defined in the Amended Eisenberg Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”) transaction does not continue his employment on substantially equivalent terms as under the Amended Eisenberg Agreement, in each case, within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Eisenberg will be entitled to receive an amount equal to two times the Eisenberg Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Constantine (Dean) Milcos

On October 29, 2019, we entered into an employment agreement (the “Milcos Agreement”) with Constantine “Dean” Milcos, our Executive Vice President and Chief Financial Officer, effective as of November 1, 2019. The Milcos Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Milcos Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Milcos Agreement will not be further extended, and Mr. Milcos’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Milcos’s employment with us may be terminated prior to the expiration of the term of the Milcos Agreement pursuant to the provisions described below.

The Milcos Agreement provides for an annual base salary, currently of $280,000. In addition to his salary, Mr. Milcos is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Milcos Agreement, each calendar year (beginning with calendar year 2019), Mr. Milcos is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Milcos is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Milcos Agreement)    prior to the payment of such bonus. Mr. Milcos is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Milcos’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Milcos Agreement provided by us during the term of the Milcos Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Milcos Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Milcos’s employment is terminated as a result of his disability during the term of the Milcos Agreement, he will be entitled to continue to receive an amount equal to his base salary for a period of one year following such termination and continued health insurance coverage for one year following such termination. The Milcos Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Milcos Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Milcos receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Milcos receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Milcos will be entitled to receive an amount equal to one and one-half times the Milcos Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

John J. Stolte, Jr.

We entered into an amended and restated employment agreement (the “Amended Stolte Agreement”) with Mr. Stolte, effective as of March 1, 2019. The Amended Stolte Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Stolte Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Stolte Agreement will not be further extended, and Mr. Stolte’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Stolte’s employment with us may be terminated prior to the expiration of the term of the Amended Stolte Agreement pursuant to the provisions described below.

The Amended Stolte Agreement provides for an annual base salary, currently of $275,000. In addition to his salary, Mr. Stolte is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Stolte Agreement, Mr. Stolte is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Stolte is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Stolte Agreement)    prior to the payment of such bonus. Mr. Stolte is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Stolte’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Stolte Agreement provided by us during the term of the Amended Stolte Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Stolte Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Stolte’s employment is terminated as a result of his death or disability during the term of the Amended Stolte Agreement, he (or his estate) will be entitled to receive an amount equal to his base salary for a period of one year following such termination and only to the extent his employment is terminated as a result of his disability, continued health insurance coverage for one year following such termination. The Stolte Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Stolte Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Stolte receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Stolte receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Stolte will be entitled to receive an amount equal to one and one-half times the Stolte Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Christian G. Le Brun

We entered into an amended and restated employment agreement (the “Amended Le Brun Agreement”) with Mr. Le Brun, effective as of March 1, 2019. The Amended Le Brun Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Le Brun Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Le Brun Agreement will not be further extended, and Mr. Le Brun’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Le Brun’s employment with us may be terminated prior to the expiration of the term of the Amended Le Brun Agreement pursuant to the provisions described below.

The Amended Le Brun Agreement provides for an annual base salary, currently of $265,000. In addition to his salary, Mr. Le Brun is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Le Brun Agreement, Mr. Le Brun is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Le Brun is actively employed by us on the day on which the bonus is paid and is not terminated with “cause” (as defined in the Amended Le Brun Agreement)    prior to the payment of such bonus. Mr. Le Brun is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Le Brun’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Le Brun Agreement provided by us during the term of the Amended Le Brun Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Le Brun Post-Termination Payments”), and continued health insurance coverage for one year following such termination. The Le Brun Post-Termination Payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Le Brun Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant, a one-year post-employment non-competition covenant, and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Le Brun will be entitled to receive an amount equal to one and one-half times the Le Brun Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Craig E. Malone

We entered into an amended and restated employment agreement (the “Amended Malone Agreement”) with Mr. Malone, effective as of March 1, 2019. The Amended Malone Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Malone Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Malone Agreement will not be further extended, and Mr. Malone’s employment will terminate upon such expiration.

Notwithstanding the foregoing, Mr. Malone’s employment with us may be terminated prior to the expiration of the term of the Amended Malone Agreement pursuant to the provisions described below.

The Amended Malone Agreement provides for an annual base salary, currently of $275,000. In addition to his salary, Mr. Malone is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Malone Agreement, Mr. Malone is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Malone is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Malone Agreement) prior to the payment of such bonus. Mr. Malone is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Malone’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Malone Agreement provided by us during the term of the Amended Malone Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Malone Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Malone’s employment is terminated as a result of his disability during the term of the Amended Malone Agreement, he will be entitled to continue to receive an amount equal to his base salary for a period of one year following such termination and continued health insurance coverage for one year following such termination. The Malone Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Malone Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Malone receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Malone receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Malone will be entitled to receive an amount equal to one and one-half times the Malone Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Michael W. Ford

On April 20, 2018, we entered into an offer letter with Mr. Ford (the “Ford Offer Letter”), our Executive Vice President and Chief Financial Officer, pursuant to which Mr. Ford receives an annual base salary for 2018 of $310,000 per year and a target annual cash bonus opportunity for fiscal 2018 of 75% of his annual base salary, prorated for the number of days of days in calendar year 2018 that he is employed by us, subject to achieving certain financial performance targets for fiscal year 2018 established by the Compensation Committee.

In addition, under the terms of the Ford Offer Letter, Mr. Ford received an award of 4,651 time-vested RSUs under the 2016 LTIP, effective as of his employment start date, which vested on January 1, 2019. Mr. Ford also received an award of 4,651 performance vested RSUs under the 2016 LTIP, effective as of his employment start date, which are subject to the same 2018 performance targets established by the Compensation Committee as for the annual cash bonus. In addition, Mr. Ford received an award of performance units in the amount and with the vesting schedule consistent with the performance unit awards of our other senior executives for the fiscal 2018 to 2020 performance periods (except that for the 2018 performance period the amount of the performance unit award shall be up to 5% of his 2018 annual base salary (representing a prorated amount based on the number of days in calendar year 2018 he is employed by us) and up to 15% of his 2018 annual base salary for the 2019 and 2020 performance periods), which performance unit awards are subject to achievement of the vesting performance targets based on our common stock’s price performance for the fiscal years 2018, 2019 and 2020 in the same manner for our other senior executives.

In connection with Mr. Ford’s resignation from his position as Executive Vice President and Chief Financial Officer, on April 1, 2019, we entered into a letter agreement with him (the “Ford Letter Agreement”) confirming that 50% of Mr. Ford’s unvested 16,574 time-based RSUs and 16,575 performance-based RSUs previously granted for fiscal year 2019 would vest on their original vesting dates as if he remained employed through the applicable vesting dates, subject, in the case of the performance-based RSUs, to achievement of the performance targets established for fiscal year 2019.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors. In addition, we have entered into indemnification agreements with certain of our executive officers in their capacity as our executive officers and as directors of certain of our subsidiaries. Each indemnification agreement provides that we will, subject to certain exceptions, indemnify the indemnified person in respect of any and all expenses incurred as a result of any threatened, pending or completed action, suit or proceedings involving the indemnified person and relating to the indemnified person’s service as an executive officer or director of ours. We will also indemnify the indemnified person to the fullest extent as may be provided under the provisions of our By-Laws and Delaware law. The indemnification period lasts for as long as the indemnified person is an executive officer or director of ours and continues if the indemnified person is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of fact that the indemnified person was serving in such capacity. Upon request, we must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified under any provision of the indemnification agreement, our By-Laws, Delaware law or otherwise.

Policies and Procedures for Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable Nasdaq rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the Nasdaq rules).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables below reflect the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment arrangements, RSU award agreements, SAR award agreements and MPU award agreements. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, non-extension of employment agreement, termination related to relocation, change of control, disability or death is shown below for Messrs. Eisenberg, Milcos, Stolte, Le Brun, Malone and Ford. All severance payments to the Named Executive Officers under their employment agreements, if any, are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to the Named Executive Officer’s employment with the Company. The tables assume an effective date of a change of control and termination of employment on December 31, 2019 and the amount of compensation payable to each Named Executive Officer is based upon the employment arrangement, if any, for such Named Executive Officer as in effect as of that date, except for Mr. Ford whose description reflects his actual compensation paid. See “Certain Relationships and Transactions with Related Persons — Employment Arrangements” for descriptions of the employment arrangements currently in effect for our Named Executive Officers.

Change of Control Triggers

For the purposes of the severance payments under the Named Executive Officer employment arrangements, “change of control” has the definition set forth in the 2016 LTIP described below.

Under the 2016 LTIP, “change of control” means an event that would be considered a change of control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the fair market value or voting power of our outstanding stock;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of our outstanding stock;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

•

a sale of a substantial portion of our assets (40% or more of the total gross fair market value) within a 12-month period, unless the transfer of the assets is to (i) an entity that is controlled by our shareholders immediately after the transfer, (ii) shareholders of ours (immediately before the transfer) in exchange for our common stock, (iii) a subsidiary of ours in which we own 50% or more of the total value or voting power, (iv) shareholders of ours owning 50% or more of the total value or voting power of our company or (v) an entity of which at least 50% of the total value or voting power is owned by shareholders described in clause (iv).

For purposes of the RSU awards and SAR awards granted under the 2016 LTIP, except as otherwise provided in the applicable award agreement, (i) awards that are assumed or otherwise replaced in a “change of control” transaction with an award that is substantially comparable in terms of type, intrinsic value and other terms and conditions will vest upon a “double” trigger (i.e., upon certain terminations of employment without cause or for good reason) within two years after a “change of control”, (ii) awards that are not assumed or otherwise replaced in the change of control become fully vested and payable upon a change of control (except as otherwise provided in the award agreement) and (iii) awards subject to the achievement of performance goals will be fully vested and payable as if the performance goals had been achieved at target, prorated to reflect the portion of the performance period elapsed as of the termination event. The award agreements for RSU awards and SAR awards under the 2016 LTIP granted prior to December 1, 2018 provide that outstanding awards will vest immediately upon the effective date of a change of control; however, the award agreements for RSU awards and SAR awards under the 2016 LTIP grants on or after December 1, 2018 do not so provide and the “double” trigger change of control provisions would apply.

MPU awards granted under the 2016 LTIP will vest upon the effective date of a “change of control” where “change of control” has the meaning described above.

For purposes of the SAR awards granted under the 2006 LTIP, awards will vest upon the effective date of a “change of control” having a value in excess of $6.045 per share where “change of control” means an event that would be considered a change of control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the total fair market value or total voting power of the outstanding stock of the Company;

•	the acquisition by a person or group, within a 12-month period, of beneficial ownership of 30% or more of the total voting power of the outstanding stock of the Company;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or

•

the acquisition by a person or group of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) shareholder(s) owning 50% or more of the total value or voting power of the outstanding stock of the Company, (iii) an entity at least 50% owned by shareholder(s) described in clause (ii), or (iv) shareholder(s) receiving the assets in exchange for or with respect to the Company’s stock.

MPU awards granted under the 2006 LTIP will vest upon the effective date of a “change of control” where “change of control” has the meaning described above.

Post-Termination Covenants

The RSU awards and SAR awards are subject to a non-competition provision restricting the Named Executive Officer’s employment with a competitor for six months following termination. The RSU awards and SAR awards are also subject to a non-solicitation provision restricting the Named Executive Officer from soliciting certain business or recruiting certain of the Company’s employees for one year following termination. If the Company determines that the Named Executive Officer violated these provisions of the RSU award or SAR award, the Named Executive Officer will forfeit all rights to any RSUs or SARs under the awards and will have to return to the Company the value of any RSUs or SARs awarded to the Named Executive Officer by the Company. The Named Executive Officers are also subject to post-termination non-competition, non-solicitation and confidentiality provisions in their employment agreements. See “Certain Relationships and Transactions with Related Persons — Employment Agreements”.

Marc Eisenberg

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Voluntary Termination With Good Reason Post- Change in Control(1)

Severance payments(2)	$1,062,939	$1,062,939	$—	$2,119,409	$2,119,409

Time-based RSUs (unvested and accelerated)(3)	—	—	—	769,584	769,584

Performance-based RSUs (unvested and accelerated)(4)	—	—	—	232,598	232,598

MPUs (unvested and accelerated)(5)	—	—	—	42,000	42,000

(1)

Assumes an effective date of a change of control or termination on December 31, 2019 and that the change of control transaction occurred at $4.21 per share, the closing price of the shares on December 31, 2019.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Eisenberg’s employment is involuntarily terminated without cause by the Company, (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or (c) he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $12,939 at December 31, 2019. In the event that within 18 months following a change of control, Mr. Eisenberg’s employment is terminated without cause by the Company, he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities or the successor in the change of control does not continue his employment on substantially equivalent terms as under his employment agreement, he will be entitled to two times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $19,409 at December 31, 2019.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Eisenberg would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2019, he had 182,799 unvested time-based RSU awards with a value of $769,584 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based RSU awards, prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2019, he had 55,249 unvested performance-based RSU awards with a value of $232,598 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Eisenberg would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Eisenberg’s outstanding MPU awards had an aggregate pay-out value of $42,000, equivalent to 8.0% of his base salary for 2020, or 9,976 shares of the Company’s common stock based on the closing price of $4.21 per share as of December 31, 2019.

Constantine Milcos

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Disability(1)

Severance payments(2)	$450,459	$—	$675,689	$292,939

Time-based RSUs (unvested and accelerated)(3)	—	—	224,284	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	63,184	—

MPUs (unvested and accelerated)(5)	—	—	22,400	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2019 and that the change of control transaction occurred at $4.21 per share, the closing price of the shares on December 31, 2019.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Milcos’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $12,939 at December 31, 2019. In addition, if his employment is terminated due to his disability, he is also entitled to continued base salary for a period of one year after such termination and continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $12,939 at December 31, 2019. In the event that within 18 months following a change of control, Mr. Milcos’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $19,409 at December 31, 2019.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Milcos would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2019, he had 53,274 unvested time-based RSU awards with a value of $224,284 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Milcos would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2019, he had 15,008 unvested performance-based RSU awards with a value of $63,184 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control, Mr. Milcos would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Milcos’ outstanding MPU awards had an aggregate pay-out value of $22,400, equivalent to 8.0% of his base salary for 2020, or 5,320 shares of the Company’s common stock based on the closing price of $4.21 per share as of December 31, 2019.

John J. Stolte, Jr.

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Death(1)	Disability(1)

Severance payments(2)	$422,207	$—	$633,310	$275,000	$284,707

Time-based RSUs (unvested and accelerated)(3)	—	—	134,674	—	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	40,706	—	—

MPUs (unvested and accelerated)(5)	—	—	22,000	—	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2019 and that the change of control transaction occurred at $4.21 per share, the closing price of the shares on December 31, 2019.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Stolte’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $9,707 at December 31, 2019. In addition, if his employment is terminated due to his death or disability, he is also entitled to continued base salary for a period of one year after such termination and, only to the extent that his employment is terminated due to his disability, continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $9,707 at December 31, 2019. In the event that within 18 months following a change of control, Mr. Stolte’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $14,560 at December 31, 2019.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Stolte would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2019, he had 31,989 unvested time-based RSU awards with a value of $134,674 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2019, he had 9,669 unvested performance-based RSU awards with a value of $40,706 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Stolte would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts.

Mr. Stolte’s outstanding MPU awards had an aggregate pay-out value of $22,000, equivalent to 8.0% of his base salary for 2020, or 5,225 shares of the Company’s common stock based on the closing price of $4.21 per share as of December 31, 2019.

Christian G. Le Brun

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post-Change in Control(1)

Severance payments(2)	$464,446	$—	$696,669

Time-based RSUs (unvested and accelerated)(3)	—	—	153,913

Performance-based RSUs (unvested and accelerated)(4)	—	—	46,521

MPUs (unvested and accelerated)(5)	—	—	21,200

(1)

Assumes an effective date of a change of control or termination on December 31, 2019 and that the change of control transaction occurred at $4.21 per share, the closing price of the shares on December 31, 2019.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Le Brun’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,946 at December 31, 2019. In the event that within 18 months following a change of control, Mr. Le Brun’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $20,919 at December 31, 2019.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Le Brun would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2019, he had 36,559 unvested time-based RSU awards with a value of $153,913 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2019, he had 11,050 unvested performance-based RSU awards with a value of $46,521 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Le Brun would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Le Brun’s outstanding MPU awards had an aggregate pay-out value of $21,200, equivalent to 8.0% of his base salary for 2020, or 5,035 shares of the Company’s common stock based on the closing price of $4.21 per share as of December 31, 2019.

Craig E. Malone

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination	Termination Without Cause Post- Change in Control(1)	Disability(1)

Severance payments(2)	$463,767,	$—	$695,651	$292,939

Time-based RSUs (unvested and accelerated)(3)	—	—	153,913	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	46,521	—

MPUs (unvested and accelerated)(5)	—	—	22,400	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2019 and that the change of control transaction occurred at $4.21 per share, the closing price of the shares on December 31, 2019, the last trading day prior to the effective date.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Malone’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $12,939 at December 31, 2019. In addition, if his employment is terminated due to his disability, he is also entitled to continued base salary for a period of one year after such termination and continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $12,939 at December 31, 2019. In the event that within 18 months following a change of control, Mr. Malone’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $19,409 at December 31, 2019.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Malone would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2019, he had 36,559 unvested time-based RSU awards with a value of $153,913 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Malone would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2019, he had 11,050 unvested performance-based RSU awards with a value of $46,521 based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control, Mr. Malone would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Malone’s outstanding MPU awards had an aggregate pay-out value of $22,400, equivalent to 8.0% of his base salary for 2020, or 5,320 shares of the Company’s common stock based on the closing price of $4.21 per share as of December 31, 2019.

Michael Ford

In connection with Mr. Ford’s termination of employment on April 1, 2019, entered into the Ford Letter Agreement, pursuant to which 8,287 of Mr. Ford’s outstanding time-based RSUs and 8,288 of his outstanding performance-based RSUs would vest on their original vesting dates as if he remained employed by the Company subject, in the case of the performance-based RSUs, to achievement of the performance targets established for fiscal year 2019. As a result, under the applicable award agreements, in the event of a change of control and a termination of employment, Mr. Ford would be entitled to immediate vesting of all unvested time-based RSU awards and performance-based RSU awards. As of December 31, 2019, he had 8,287 unvested time-based RSU awards with a value of $34,888 and 8,288 unvested performance-based RSU awards with a value of $34,892, based on the closing price of the Company’s common stock of $4.21 per share as of December 31, 2019. On January 1, 2020 and March 3, 2020, 8,287 time-based RSU awards with a value of $34,888 vested and 8,183 performance-based RSU awards with a value of $25,858 vested, respectively, based on the closing price of the Company’s common stock on the respective vesting dates.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

The Audit Committee has appointed the firm of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to the ratification of the shareholders. Before the Audit Committee appointed Grant Thornton it carefully considered the independence and qualifications of that firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing.

The Audit Committee believes that the continued retention of Grant Thornton as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2020. We expect that representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for professional services provided by Grant Thornton for the fiscal years ended December 31, 2019 and 2018, all of which were approved by the Audit Committee:

	Grant Thornton Year Ended December 31,
	2019	2018

Audit Fees	$1,546,875	$1,687,892

Audit-Related Fees	—	63,000

Tax Fees	—	2,859

All Other Fees	—	—

Audit Fees.    Consisted of audit fees related to the audits of our annual consolidated financial statements and internal control over financial reporting and the reviews of our quarterly financial statements for fiscal years 2019 and 2018.

Audit-Related Fees.    Consisted of fees associated with comfort letters for our equity offering in 2018.

Tax Fees.    Represents fees associated with the review of foreign tax returns in 2018.

All Other Fees.    There were no other fees paid during fiscal years 2019 and 2018.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the annual audit to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm, which is presented as Proposal 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

We are providing our shareholders with the opportunity to cast an advisory vote to approve executive compensation as described below, as required by Section 14A of the Exchange Act. Currently, shareholders cast an advisory vote on executive compensation annually.

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as profitability and growth. We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our shareholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability and revenue growth, which we believe are important measures of the performance of our business and share price, which measures the value provided to our shareholders. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2019, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. The Compensation Discussion and Analysis contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2019 in more detail.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers

The board of directors recommends that you vote “FOR” the proposal regarding an advisory vote to approve executive compensation presented, which is presented as Proposal 3.

OTHER MATTERS

The board of directors is not aware of any other matters to be presented for action by the shareholders at the Annual Meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2020 Annual Meeting of Shareholders properly come before the meeting, proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting such proxies.

HEDGING, PLEDGING AND SHORT-SELLING POLICIES

As part of our insider trading policy, we have adopted policies applicable to our directors, executive officers and employees that prohibit: (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company; (ii) engaging in hedging transactions involving the Company’s securities, including through the use of financial instruments such as forward sales contracts, equity swaps, collars and certain exchange funds designed to hedge or offset any decrease in the market value of the Company’s securities; (iii) any short selling of the Company’s securities; and (iv) holding the Company’s securities in margin accounts or otherwise pledging the Company’s securities, except for pledges specifically approved in advance in writing by the Company. There are currently no outstanding pledges of our stock by any of our directors or executive officers.

ANNUAL REPORT

Our 2019 Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2019, was sent or made available to shareholders with this proxy statement. A copy of our 2019 Annual Report to Shareholders is also available on the internet at www.edocumentview.com/orbc

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2021

To be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2021 Annual Meeting of Shareholders must be received on or before November 19, 2020 by the Office of the Secretary at our principal corporate office located at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by February 2, 2021. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2021 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2021 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above no earlier than the close of business on December 23, 2020 and no later than the close of business on January 22, 2021. If the number of directors to be elected to the board at the 2021 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 12, 2021, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth day following our public announcement of the increase.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

ADMISSION TO THE 2020 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareholders on April 22, 2020. Admission tickets are printed on the proxy card accompanying this proxy statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of the March 2, 2020 record date.

No admission will be granted without an admission ticket.

Annual Meeting of Shareholders

April 22, 2020, 8:00 a.m. (Eastern time)

ORBCOMM Inc. Offices 2700 N. Military Trail, Suite 410, Boca Raton, Florida 33431 1-703-433-6300

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

01—Marc Eisenberg 02—Timothy Kelleher For Withhold For Withhold 3 2 B V 03—John Major For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0370EB + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2 – 3. 2. Ratification of the appointment of the independent registered public accounting firm 3. Advisory vote to approve executive compensation 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2020 Annual Meeting Proxy Card For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ORBC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ORBC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 PM Eastern Time, on April 21, 2020. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ORBC Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 22, 2020 Marc Eisenberg or Christian Le Brun, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 22, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees to the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) ORBCOMM Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/ORBC 2020 Annual Meeting Admission Ticket 2020 Annual Meeting of ORBCOMM Inc. Shareholders April 22, 2020, 8:00am EST ORBCOMM Offices 2700 N. Military Trail, Suite 410 Boca Raton, FL 33431 Upon arrival, please present this admission ticket and photo identification at the registration desk.